                              RESTATED AND AMENDED
                            LICENSE RIGHTS AGREEMENT



     This Agreement (the "License Agreement"), effective as of this 22nd day of October, 1999 (the "Effective Date") restates, amends and renames the FOREIGN MANUFACTURING RIGHTS AGREEMENT (the "FMRA") entered into as of the 5th day of November, 1997 by and between Ambra Inc. a Delaware corporation ("Licensor") and
I. C. Isaacs & Company L.P. ("Licensee"), a Delaware limited partnership.


                                 R E C I T A L S


     A. Licensor, directly or through its related entity Hugo Boss AG ("Hugo Boss"), is the owner of or has rights to license various trademarks including the word "BOSS" throughout the world and in the United States (collectively, "Hugo Boss Marks"). Licensor and/or its related companies have used for many years the mark BOSS and Hugo Boss Marks and have developed certain intellectual property rights in connection therewith.


     B. Licensee, as the successor in interest of Brookhurst, Inc., was the owner of certain United States trademark rights in and registrations of the word BOSS. Licensee and its predecessors in interest used the mark BOSS on certain products in the United States and developed certain intellectual property rights in connection therewith. Licensee has, simultaneously with the execution of this Agreement, sold and assigned those trademark and related proprietary rights in the United States to Licensor without reservation of rights.


     C. Licensee is a party to the FMRA pursuant to which Licensee has certain rights to use certain Hugo Boss Marks for manufacturing and marking of apparel outside the United States as set forth therein, and desires to obtain a license to be able to continue to distribute, promote and sell products in the United States under certain of the Hugo Boss Marks, and Licensor is willing to license such trademarks to Licensee for such purpose in accordance with the terms hereof.


     D. In countries where necessary and appropriate, Licensor desires that Licensee be recorded as a registered user of the Licensed Marks (as hereinafter defined) in relation to the manufacture of the Licensed Products.

     E. In connection with the transactions described above, the parties hereby wish to restate and amend, and do restate and amend, the FMRA which, as of the Effective Date of this Agreement, shall cease to be in effect.


     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     a. "Licensed Mark" or "Licensed Marks" shall mean the trademarks BOSS in the Microgramma Typestyle and the stylized B (as set forth on Exhibit A attached hereto) whether used alone or in combination with other words or symbols, with the appearance and/or style of the said trademark in compliance with the provisions of Exhibit A.

     b. "Property" shall mean the intellectual property rights which Licensor deems, in its sole reasonable discretion, to be desirable or necessary for Licensee to enjoy the fruits of the license granted herein and which are or become primarily associated with the Licensed Marks. Such Property shall include, but not be limited to, certain titles, trademarks and names, as well as any of the following used in connection with or as identifiers of the Licensed
Marks: fabrics, styles, designs, and colors other than those which are standard or traditional in the industry; logos, symbols, copyrights, art work, inventions (patentable or unpatentable), confidential information, trade secrets, patents and pending patent applications.

     c. "Licensed Product" or "Licensed Products" shall mean solely the products specified in Exhibit B attached hereto bearing Licensed Marks in compliance with Exhibit A.

     d. "Manufacturing Territory" shall mean any and all countries listed on Exhibit C.

     e. "Sales Territory" means the United States and certain military locations as set forth in this Agreement.

     f. "United States" shall mean the United States of America, its territories, possessions and commonwealths, except Saipan and American Samoa. "United States" includes, without limitation, Puerto Rico.

     g. "Total Net Sales" shall mean the amount invoiced to third parties by or on behalf of Licensee with respect to all products bearing a BOSS mark minus BONA FIDE trade, quantity and early payment discounts actually taken, actual returns, shipping costs specifically itemized as such, uncollectible amounts actually written off as bad debt by Licensee and sales or excise taxes (if any) payable by Licensee in respect of and attributable directly and solely to sales of Licensed Products, provided that each such item is indicated separately and appears clearly separate from product price; provided further that for purposes of Total Net Sales calculations uncollectible amounts shall not exceed one half of one percent (0.5%) of Total Net Sales (including uncollectible amounts) of all products bearing a BOSS mark. No costs incurred in the manufacture, sale, distribution, advertisement or promotion of such products shall be deducted from the gross sales amounts or from any royalty payable to Licensor by Licensee. Any sales or transfers of such products made by Licensee to any person or entity that does not deal at arm's length with Licensee shall be computed, for the purpose of determining Total Net Sales, at an amount equal to the price at which Licensee would have invoiced or charged purchasers which deal at arm's length with Licensee, unless otherwise agreed to by Licensor in writing.


2. RIGHTS GRANTED

     (I) LICENSE FOR THE SALES TERRITORY.

     a. Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions set forth herein, the right and license, under the Hugo Boss Marks, to use the Licensed Marks in connection with, and for the purpose of, the design, advertising, marketing, sale and other distribution of Licensed Products in the Sales Territory. Subject to the restrictions and limitations, and modifications thereto, contained in subsections 2(I)(d), 2(I)(e), 2(I)(f), 2(I)(g), 2(II)(f), 3(b), and 3(c) below, the license granted to Licensee is non-exclusive. Unless otherwise agreed to by the parties in writing, Licensee agrees to sell the Licensed Products solely in accordance with Exhibits A, A1 and B. Nothing in this paragraph is intended to prohibit Licensee from using third party suppliers, service providers and agents in connection with the designing, advertising, marketing, sale and other distribution of the Licensed Products in compliance with the terms of this Agreement.

     b. Unless otherwise agreed to by the parties in writing, Licensee agrees that it shall not use the Licensed Marks in connection with the design, advertisement, marketing, promotion, distribution or sale of any products other than Licensed Products.

     c. Unless otherwise agreed to by the parties in writing, Licensee agrees that it will not distribute or sell any Licensed Products bearing the Licensed Marks to athletic stores whose primary product line is composed of products intended to be used in connection with golf, tennis, skiing, sailing, windsurfing, motor sports or any combination thereof or at golf, tennis, skiing, sailing, windsurfing, or motor sports athletic events, without the prior written consent of Licensor. The foregoing shall not prevent Licensee from selling Licensed Products to general sporting goods stores selling multiple lines of products for a variety of sports (E.G., Modell's and Sports Authority).

     d. On those products listed on Exhibit A1, Licensor, for itself and for its affiliates (including Hugo Boss) agrees to use the word BOSS alone or the words BOSS HUGO BOSS, whether used only as those words or in combination with any symbols, on such products in the Sales Territory solely in accordance with the price points contained in Exhibit A1; provided, however, that such Exhibit A1 shall not apply to such products used or distributed by Licensor, its affiliates or their licensees for promotional purposes.

     e. Licensor, for itself and for its affiliates (including Hugo Boss) agrees that without Licensee's prior written consent, which consent may be withheld in Licensee's sole discretion, Licensor and its affiliates shall not license any nonaffiliated third party to use the word BOSS alone or the words BOSS HUGO BOSS, whether used only as those words or in combination with any symbols, in connection with the sale in the Sales Territory of the sportswear products listed in Exhibit A1 at or below Licensee's maximum wholesale prices listed therein.

     f. Nothing herein is intended to or shall prevent or otherwise restrict Licensor or its affiliates (including Hugo Boss) from designing, manufacturing, advertising, promoting, distributing or selling or licensing others to design, manufacture, distribute, advertise, promote or sell in the Sales Territory any product, whether or not bearing a mark with the word BOSS alone or the words BOSS HUGO BOSS, listed in and consistent with Exhibit A1, or any other product not listed in Exhibit A1, provided that such products do not use the Microgramma typestyle shown in Exhibit A.

     g. Neither Licensor or its affiliates (including Hugo Boss) nor Licensee shall use on or in connection with apparel bearing the word "BOSS" sold in the Sales Territory, any apparel style, design, pattern, art work or color which are or have been primarily associated with products distributed by the other (or any licensee of the other) except those which are traditional or standard in the industry.

     h. Notwithstanding any other provision of this Agreement, Licensee may, during 1999 and 2000, use the Licensed Marks on a non-exclusive basis on the following goods so long as such goods are not intended to be sold to the public and are intended to be used solely in connection with and for the promotion of Licensed Products in the Sales Territory: compact discs, videos, stickers, stick-on-tattoos, photographs and posters, whistles, notebooks, lanyards, non-leather I.D. tags, basketballs, cassette tapes, sweatbands and visors, banners and key chains; provided further that Licensee shall not contest, and agrees that such non-exclusive right to use shall not restrict or limit, in any way the manufacturing, distributing or selling by Licensor or its affiliates, or any of their licensees, of any of the above items with the Hugo Boss Marks. For each year of this Agreement after 2000, Licensee shall submit for approval a list of goods it intends to use (subject to the terms and conditions of this Section 2(I)(h), for promotional purposes. Licensor shall consider the request in good faith and advise Licensee within ten (10) business days of receipt of such list which of the goods Licensor, in the exercise of its sole discretion, approves; provided however, that notwithstanding the provision of Section 26(c), Licensee may seek arbitration solely as to whether Licensor has acted in good faith in considering Licensee's request. Absent such approval, Licensee shall not use Licensed Marks on such goods.


     i. Licensee acknowledges the legal and beneficial ownership interests of Licensor and its affiliates in and to the Licensed Marks and the Hugo Boss Marks and undertakes that it will not take any action which may in any way impair their rights in the marks, including, without limitation, by challenging or opposing, or raising or allowing to be raised, on any grounds whatsoever, any questions concerning or obligations to the validity of the Licensed Marks or the Hugo Boss Marks. Licensee further acknowledges that Licensor and its affiliates own extensive trademark rights relating to the word BOSS both within and outside of the United States. Licensee does not and shall not own, or purport to own, any trademark rights relating to the word BOSS within or outside of the United States.

     j. Licensee agrees that it will not sell or offer for sale or resale Licensed Products anywhere in the world other than in the United States. Licensee shall not sell or cause to be sold, directly or indirectly, any Licensed Products to any party which Licensee knows, or has reason to know, has resold or distributed, is reselling or distributing, or is likely to resell or distribute such Licensed Products (i) outside of the United States; or (ii) as duty free merchandise. After the execution of this Agreement as is reasonable, Licensee shall advise each of its customers (other than consumers or other end users) in writing of the restrictions on such sales.

     k. The parties agree that Licensee may sell Licensed Products to the United States military solely for resale on United States military installations in the United States. In making such sales, Licensee shall seek to obtain agreement from its United States military customers that Licensed Products will not be sold in United States military installations outside the United States ("Military Agreement").

          (i) If Licensee is unable to obtain a Military Agreement with any military customer, or if the obtaining of any such Military Agreement substantially adversely affects Licensee's ability to make military sales in the United States, then Licensee shall promptly notify Licensor. Any such notice by Licensee shall include a written explanation and documentation of all efforts by Licensee to obtain such agreement and shall include (1) data disclosing Licensee's sales of Licensed Products to the military customer(s) at issue during the immediate prior 12-month period,
     (2) projected sales of Licensed Products over the next 12-month period, (3) the basis for Licensee's belief that obtaining such an agreement will substantially adversely affect Licensee's military sales, and (4) all information known or reasonably available to Licensee about sales of Licensed Products by the military customer(s) at U.S. military installations outside the United States.

          (ii) Upon receipt of such notice and at Licensor's request, the parties shall meet and confer within five (5) business days, to agree upon any further steps to be taken by Licensee to obtain the Military Agreement. Thereafter, absent an agreement between the parties on this issue, or in the event such steps as may be agreed upon do not result in a Military Agreement and Licensee does not agree to discontinue sales of Licensed Products to any such military customer, Licensor may initiate arbitration under the principles set forth in Exhibit H. In any such proceeding, the arbiter shall decide whether Licensee shall be permitted to continue selling Licensed Products to the military customer(s), absent a Military Agreement, and if so under what circumstances, conditions or limitations, if any. In considering these issues, the arbiter shall consider, INTER ALIA, the extent of Licensee's efforts to obtain a Military Agreement, the extent to which Licensee's military sales are affected), the extent to which the absence of a Military Agreement has, is or will contribute to the sale of Licensed Products outside the United States, and the actual or threatened harm to Licensor from such sales. Pending the resolution of such arbitration, Licensee may continue to make sales of Licensed Products to any such military customer(s) absent a Military Agreement; provided, however, that the continuation of such sales does not constitute (1) a waiver by Licensor of any rights it may have under this Agreement, or (2) Licensor's consent to such sales.


     Notwithstanding the foregoing or the decision of any arbitration, nothing in this agreement shall prevent Licensor from fully enforcing all of its rights to prevent the unauthorized sale of products bearing Hugo Boss Marks at any U.S. military installation outside the United States or elsewhere outside the United States.

     (II) LICENSE FOR THE MANUFACTURING TERRITORY.

     a. In addition to the rights granted to Licensee above, Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions set forth herein, a limited, nonexclusive right and license to itself use, and to cause and permit third-party foreign manufacturers ("Foreign Manufacturers") and third-party manufacturers in the United States ("US Manufacturers") (collectively, "Designated Manufacturer(s)") to use, the Licensed Marks solely in connection with the manufacture of Licensed Products, labels, displays, promotional items permitted by this Agreement and other materials used in connection with the Licensed Products within the Manufacturing Territory for sale or distribution solely to Licensee.

     b. Licensee shall require that the Designated Manufacturer(s) perform all obligations ascribed to such Designated Manufacturer(s) under this Agreement, including but not limited to those obligations listed in Section 2(II)(b)(i-xxii), and shall, within sixty (60) days of the effective date of this Agreement and if not already in place, require each Designated Manufacturer(s) to enter into a binding written agreement (whether by purchase order or otherwise) with Licensee, under which each such Designated Manufacturer(s) agrees to undertake the following obligations provided, however, that, notwithstanding any other provision of this Agreement, with respect to the US Manufacturers Licensee, in its sole discretion, may determine the means by which any of its US Manufacturers is advised of the following obligations (including without limitation by way of letter or terms and conditions included in any invoice or purchase order):

          (i) The Designated Manufacturer(s) shall manufacture Licensed Products only for and sell Licensed Products only to Licensee.

          (ii) The Designated Manufacturer(s) shall not manufacture any product bearing the Licensed Marks or any trademarks confusingly similar to the Licensed Marks, other than Licensed Products.

          (iii) The Designated Manufacturer(s) shall not use the name BOSS on any corporate, partnership or other trade name or as a form of entity identification.

          (iv) The Designated Manufacturer(s) shall modify or terminate use of the Licensed Marks if requested to do so by Licensee pursuant to Section 2(II)(f) herein.

          (v) The Designated Manufacturer(s) shall not use the Licensed Marks in the Manufacturing Territory in any manner other than as expressly set forth in this Agreement.


          (vi) The Designated Manufacturer(s) shall, following termination of its agreement with Licensee, terminate any and all uses of the Licensed Marks in the Manufacturing Territory.

          (vii) The Designated Manufacturer(s) shall (A) provide Licensee with a list of all locations in which the Designated Manufacturer manufactures, processes or stores Licensed Products, which list from time to time shall be updated promptly with additional such locations as they are utilized, and (B) provide reasonable access at each and every such location to Licensee and Licensor; provided, however, that this provision does not apply to the initial order placed with any Designated Manufacturer where the order does not exceed 24,000 units. Licensor shall provide Licensee with notice and opportunity to participate in any inspection under this provision provided Licensor decides, in its sole discretion, that to do so would not impair or hinder the purpose or effectiveness of any such inspection. With respect to US Manufacturers, Licensee shall always have the right to participate in any inspection by Licensor and Licensor agrees to coordinate the inspection through Licensee.

          (viii) The Designated Manufacturer(s) shall comply with all applicable labeling and other laws to the extent affecting the manufacture, storage, shipment, labeling and sale of Licensed Products pursuant to the terms of this Agreement, and at all times otherwise conduct its activities under its agreement with Licensee in a lawful manner.

          (ix) The Designated Manufacturer(s) shall permit Licensor, Licensee and their respective agents and representatives to conduct audits with respect to the books, records and all other documents and materials in the possession or under the control of the Designated Manufacturer(s) relating to the Licensed Products and any agreement in place with Licensee with respect thereto. With respect to US Manufacturers, Licensee shall always have the right to participate in any audit by Licensor and Licensor agrees to coordinate the audit through Licensee.

          (x) The Designated Manufacturer(s) shall use the trademark and copyright notices required by Licensee in connection with the Licensed Marks.

          (xi) The Designated Manufacturer(s) shall acknowledge (or in the case of US Manufacturers, be advised) that the Licensed Marks are owned solely and exclusively by Licensor and Hugo Boss and will not at any time represent that it has any title or right of ownership in the Licensed Marks.

          (xii) The Designated Manufacturer(s) shall acknowledge (or in the case of US Manufacturers, be advised) that materials related to its agreement with Licensee and uniquely and specifically associated with the Licensed Marks and/or the Licensed Products (collectively "Works"), whether developed solely by such Designated Manufacturer(s) or jointly with others, may qualify for copyright protection under applicable local laws. The Designated Manufacturer(s) shall agree (or in the case of US Manufacturers, be advised) that such Works are to be deemed works "made for hire" for the benefit of Licensor and that if such Works, by operation of law or otherwise, are not works "made for hire", such Designated Manufacturer(s) shall agree (A) to assign to Licensor any or all of such Designated Manufacturer(s)' right, title and interest in the copyright in such Works throughout the world, and (B) not to seek or obtain registration of such copyright in its own name.

          (xiii) The Designated Manufacturer(s) shall not seek or obtain any registration of the Licensed Marks or any trademark confusingly similar thereto in any name or participate directly or indirectly in such registration without prior written permission of Licensor and Licensee.

          (xiv) In the event the Designated Manufacturer(s) has obtained or obtains in the future in the Manufacturing Territory, any right, title or interest in the Licensed Marks, or in any other trademark or service mark owned by Licensor, the Designated Manufacturer(s) shall execute any and all instruments deemed by Licensor and/or its attorneys or representatives to be necessary to transfer such right, title or interest to Licensor.

          (xv) The Designated Manufacturer(s) shall not take any action which may in any way impair the rights of Licensor in the Licensed Marks, including, without limitation, challenging or opposing, or raising or allowing to be raised, either during the term of its agreement with Licensee or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the validity of the Licensed Marks or Licensor's rights therein, or any other trademarks or service marks owned by Licensor containing the word BOSS in any manner.

          (xvi) The Designated Manufacturer(s) shall reasonably assist Licensor in obtaining and/or maintaining registration for the Licensed Marks including, without limitation, by providing information regarding the Licensed Marks and samples of the Licensed Products.

          (xvii) The Foreign Manufacturer(s) shall appoint Licensor as its respective attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this Section 2 of this

     Agreement.

          (xviii) The Designated Manufacturer(s) shall not grant, assign, sublicense or otherwise convey or transfer any rights inuring to such Designated Manufacturer or any obligations or duties owed by such party to Licensee or Licensor under this Agreement without the prior written consent of Licensee, and any attempted transfer or assignment shall be null and void.

          (xix) The Designated Manufacturer(s) shall cooperate with and assist Licensor in protecting and defending the Licensed Marks, and shall promptly notify Licensee in writing of any infringements, claims or actions by others in derogation of the Licensed Marks in the applicable country within the Manufacturing Territory of which it becomes aware; provided, however, that Licensor shall have the sole right to determine whether any action shall be taken on account of such infringements, claims or actions. The Designated Manufacturer(s) shall not take any action on account of any such infringement, claim or action without the prior written consent of Licensor.

          (xx) In the event Licensor initiates or defends any legal proceedings on account of any infringements, claims or actions by others in derogation of the Licensed Marks, the Designated Manufacturer(s) shall cooperate with and assist Licensor to the extent reasonably necessary to protect the Licensed Marks including, but not limited to, being joined as a necessary party to such proceedings. Any such legal proceedings which do not result from Licensee's breach of this Agreement or the Designated Manufacturer's breach of its agreement with Licensee shall be initiated or defended by Licensor; provided, however, that under no circumstances shall Licensor be responsible for the costs or expenses incurred by the Designated Manufacturer(s) in any such legal proceeding in which it elects to be represented by its own counsel.

          (xxi) The Designated Manufacturer(s) shall obtain all government approvals and registrations which are required under the laws of the applicable country in the Manufacturing Territory as a result of the Designated Manufacturer(s) activities in connection with the Licensed Products and to pay any taxes or fees required by any such foreign government as a result of its activities under its contract with Licensee.

          (xxii) In the manufacture of Licensed Products, the Designated Manufacturer(s) shall not employ children under fourteen (14) years of age.

     c. Licensee shall not authorize any third party to manufacture Licensed Products in the Manufacturing Territory outside the United States unless and until such third party executes a binding written agreement (by purchase order or otherwise) with Licensee containing all of the obligations listed above in Section 2(II)(b)(i-xxii). Licensee shall take reasonable steps to monitor each Designated Manufacturer's compliance with its obligations under its agreement with Licensee or otherwise. If any such Designated Manufacturer(s) fails to comply with any of the foregoing obligations listed above in Section 2(II)(b)(i-xxii), Licensee, upon having acquired knowledge thereof, shall immediately notify Licensor thereof and of the steps being taken to obtain compliance by such Designated Manufacturer(s) with such obligations. If any such failure to comply constitutes a material breach of the Designated Manufacturer's obligations to Licensee as listed above in Section 2(II)(b)(i-xxii), Licensee shall, at the request of Licensor, also terminate its business dealings with such Designated Manufacturer as soon as commercially feasible; provided, however, that as of the date Licensee acquires knowledge of any such breach, Licensee shall not enter into any new manufacturing agreements or place any additional orders with such noncomplying Designated Manufacturer without the written consent of Licensor; provided further that such termination shall not relieve Licensee of its obligations to continue to enforce its rights against such Designated Manufacturer for breach of its obligations or Licensee's indemnity obligations to Licensor under this Agreement.

     d. Licensee shall bear all costs and expenses associated with or incurred by it in carrying out its obligations under Sections 2(II)(b) and 2(II)(c) above.

     e. Notwithstanding Section 2(II)(a) above, Licensee may manufacture or cause others to manufacture the Licensed Products within the Manufacturing Territory subject to the terms and restrictions contained in this Section. The parties agree that they will amend Exhibit C to include countries listed in Exhibit C1 upon (or as soon thereafter as is practicable) the issuance to Hugo Boss, or its designee, in each such country, of trademark registration(s) for the word BOSS for use on products listed in Exhibit B, Section I, as modified by
Section II; provided, however, that any such amendment shall conform to and be limited by the scope of any such trademark registration obtained. In those countries listed in Exhibit C1 where Hugo Boss presently has no trademark application(s) pending, Licensor agrees, upon the written request of Licensee, to cause Hugo Boss to make such application, and to take appropriate steps to prosecute such application and Licensee agrees to reimburse Hugo Boss for fifty percent (50%) of the costs, including attorney's fees and filing fees, of obtaining such registration. The parties agree that they will amend Exhibit C to include each country listed on Exhibit C2 when the later of the following two events occurs (or as soon thereafter as is practicable): (1) the issuance to Hugo Boss or its designee, of trademark registrations for the word BOSS for use on products listed in Exhibit B, Section I, as modified by Section II, or (2) the resolution to the satisfaction of Hugo Boss of pending disputes among third parties. At any time after the execution of this Agreement, Licensee may notify Licensor of countries other than those referenced in Exhibits C, C1 and C2 in which Licensee desires to manufacture Licensed Products. Licensor shall consider such a request in good faith, and consistent with the principles incorporated above relating to the countries listed in Exhibit C. If Licensor agrees to any such request, Licensor and Licensee will amend this Agreement. The parties agree to execute individual agreements with respect to manufacturing rights for any country on Exhibit C outside the United States, if required by the laws or regulations of that country or to protect the Licensed Marks. Licensee shall only manufacture or cause others to manufacture Licensed Products in those countries identified in Exhibit C or any other country as may be later agreed upon pursuant to this section.

     f. Notwithstanding Section 2(II)(a) hereof, neither Licensee nor the Designated Manufacturer(s) shall have the right to use the Licensed Marks in the Manufacturing Territory in any manner that conflicts with the rights of any third party. For purposes of this Section 2(II)(f), the term "third party" shall not include any natural person under control of Licensor, any entity owned by, controlled by, or affiliated with Licensor, any natural person or entity that owns or controls Licensor, or any entity with whom Licensor enters into an agreement relating to, or creating, the rights that conflict with Licensee's rights hereunder. If the use of the Licensed Marks on any or all of the Licensed Products conflicts with the rights of any third party, or if a third party makes a BONA FIDE claim alleging such a conflict, Licensee agrees to immediately terminate or modify such use in accordance with Licensor's reasonable instructions, and Licensee shall have no right of damage or offset in connection with this Agreement. In the event Licensee fails to terminate or modify such use, as reasonably directed by Licensor, Licensor may terminate this Agreement under the provisions of Section 15 below as to such country in which the rights of the third party exists or with respect to which a BONA FIDE claim has been made without limiting Licensor's other rights and remedies hereunder or at law or in equity. Licensee shall indemnify and hold harmless Licensor for all damages, including attorney's fees and costs incurred in any action or claim brought against Licensor by such third party arising out of Licensee's actions under this Agreement. Licensor agrees that neither it nor Hugo Boss shall grant to any third party an exclusive license for the manufacture of products listed on Exhibit B, Section I, as modified by Section II, bearing the Licensed Marks.

     g. Whenever Licensee itself manufactures Licensed Products anywhere in the Manufacturing Territory, Licensee agrees to and undertakes the same obligations set forth in Section 2(II)(b)(i-xxii) for the Designated Manufacturers including without limitation the following.

          (i) To manufacture Licensed Products only for Licensee;

          (ii) Not to manufacture any product bearing the Licensed Marks or any trademarks confusingly similar to the Licensed Marks, other that Licensed Products and promotional items permitted by this Agreement;

          (iii) Not to use the name BOSS on any corporate, partnership or other trade name or as a form of entity identification;

          (iv) Not to seek or obtain any registration of the Licensed Marks or any trademark confusingly similar thereto in any name or participate directly or indirectly in such registration without prior written permission of Licensor; and


          (v) Not to employ children under fourteen (14) years of age.

     (III) OTHER PROVISIONS REGARDING THE LICENSE FOR THE SALES AND MANUFACTURING TERRITORY.

     a. Licensee acknowledges that Licensor owns, pursuant to that certain Foreign Boss Rights Acquisition Agreement between Licensor and Licensee dated September 30, 1997 and that certain Agreement between Licensor, Hugo Boss AG, I.C. Isaacs & Company, Inc. and I.C. Isaacs & Company L.P. dated October __, 1999 (the "Agreement"), any and all trademark rights relating to the word BOSS within the Sales and Manufacturing Territories that Brookhurst transferred to Licensee pursuant to that certain Worldwide Rights Acquisition Agreement between Licensee, Brookhurst and William Ott dated September 30, 1997. Licensee acknowledges that it does not own, or purport to own, any trademark rights relating to the word BOSS in the Sales Territory or the Manufacturing Territory.

     b. Licensee acknowledges that it is often difficult to obtain clear, registered title to trademarks and other intellectual property rights. Accordingly, Licensor makes no representation whatsoever concerning any rights, interest, information, agreements, restrictions or other matters relating to the BOSS marks acquired by Licensor from Licensee under the Foreign Rights Agreement or the Agreement, and Licensee agrees that the rights granted herein exist only to the extent that Licensor owns such rights and no warranty, express or implied, is made with respect thereto or with respect to the rights of any third parties that may conflict with the rights granted herein. Licensor warrants that the agreements listed on Exhibit D hereto are the only agreements known to Licensor or Hugo Boss which impose or may impose restrictions on Licensee's ability to manufacture Licensed Products in the Manufacturing Territory.


     c. Licensor shall obtain from Hugo Boss throughout the term of this Agreement a license of such of its rights (if any) relating to the exercise by Licensee of its rights under this Agreement such that Licensor may sublicense said rights to Licensee to the extent described in the grant of rights set forth in Sections 2(I) and 2(II), as modified by Section 2(III) hereof, and Licensor hereby acknowledges that it is sublicensing said rights to Licensee under said Sections 2(I) and 2(II), as modified by Section 2(III).

     d. Licensee makes no representations and warranties to Licensor hereunder with respect to the Licensed Marks, including, without limitation, any matter relating to the existence, validity or enforceability of the marks acquired by Licensee from Brookhurst Inc.

     e. Except as expressly stated in this Agreement, Licensor makes no representations and warranties to Licensee hereunder with respect to the Licensed Marks, whether such marks were derived from the purchase by Licensor from Licensee (and ultimately from Brookhurst) or derived by license from Hugo Boss.


3.   ADVERTISING AND PROMOTION; TRANSFER AND OWNERSHIP OF PROPERTY

     a. Licensee agrees that any and all of its advertising and sales promotion activities regarding Licensed Products (including cooperative advertising) shall be subject to the provisions established by Exhibit A2. Licensee shall not create, or cause to be created, any advertising or promotional materials that do not comply with Exhibit A2 and shall use reasonable efforts, including termination of relationships, to cause third parties who advertise or otherwise promote Licensed Products to comply with the standards of Exhibit A2. Licensee shall use reasonable efforts to cause its retail customers to use signage materials conforming to the requirements of this Section 3(a), but Licensee shall not be required to terminate its relationship with any retailer solely on the basis that the retailer continues to use existing non-conforming signage which has been in use since 1998 or before.

     b. Licensor, for itself and its affiliated entities (including Hugo Boss) agrees that any and all of their advertising activities (including cooperative advertising) for products listed in Exhibit B, Section I, as modified by Section II, shall be subject to the provisions established in Exhibit A3.


     c. Licensee shall have exclusive rights as between the parties to use the Licensed Marks with respect to boxing sports sponsorship in the United States, except Licensor retains the right to use the Hugo Boss Marks in connection with the sponsoring of boxers in the United States who are neither U.S. citizens, nor residents of the United States. Unless otherwise agreed to in writing by the parties, Licensor shall have exclusive rights as between the parties to use BOSS with respect to golf, tennis, motor sports, skiing, sailing, and windsurfing sports sponsorship in the United States. With regard to all other sports, Licensor and Licensee agree to cooperate with each other to avoid interference with the other party's sports sponsorships in the United States. If either Licensor or Licensee notifies the other party of the existence of sports sponsorship relationships in other sports, the party receiving such notice will then avoid interfering with the sponsorship relationship established by the other party. For example, the party receiving such notice will not establish, or attempt to establish, any sponsorship relationship with the same athlete or the same team while the sponsorship relationship of the other party to this Agreement remains in effect, although the party receiving the notice would not be prevented from establishing other sponsorship relationships in the same sports. After notification, and upon request by the notified party, the notifying party shall provide evidence of any such sponsorships to the notified party. The parties agree that Licensee may use the Licensed Marks in the United States in connection with the sponsorship of United States Olympic Athletes and United States Olympic Teams; provided, however, that the Licensed Marks are not used in advertisements intended to be seen in countries outside the United States and provided, further, that such Olympic athletes and teams agree not to display the Licensed Marks outside the United States. Nothing in this Agreement entitles either Licensor or Licensee to exclusive rights as between the parties with regard to any Olympic events occurring within the United States, except with regard to the sports expressly identified above.

     d. Licensee may submit to Licensor for prior approval samples of tags, labels, packaging (including cartons, containers and wrapping or packing materials) stationery, sales documents, advertising, promotional and display materials, and other items bearing or using the Licensed Marks, so that Licensor can ensure that such items comply with the terms of this Agreement. If Licensee does not submit such items to Licensor for approval, and items are determined to materially breach the terms of this Agreement on two occasions within a twelve
(12) month period, Licensee must thereafter submit all such items for approval by Licensor. Under these circumstances, Licensee shall not use any item in that category until corresponding samples have been approved by Licensor in writing, and Licensee shall not depart therefrom in any respect without again obtaining Licensor's prior written approval. If there have been no further material violations for a twelve (12) month period, approval for such category shall return to permissive instead of mandatory. When its samples are submitted for approval (whether mandatory or permissive), Licensor shall either approve or set forth in writing its reasons for withholding approval within twenty (20) days of receipt of such samples. Failure by Licensor to so respond within twenty (20) days shall be deemed as approval.


     e. Licensee agrees that all goodwill derived by it or its licensees from the use of the Licensed Marks after the Effective Date shall inure to the benefit of Licensor.

     f. The parties agree that nothing in this Agreement shall require either party to do business with any third party wholesaler or retailer. The parties further agree that each party shall have the right at its sole discretion to take all steps necessary to prevent its products from being offered for sale to the public in proximity to the products of the other party or one of its licensees.

     g. Except as otherwise provided herein, the parties agree that each shall have no right to require the other to make any change in the rights or obligations set forth in this Agreement. The parties further agree that they will institute no legal action against each other based solely upon conduct which is expressly permitted by and in accordance with this Agreement.

     h. Licensee agrees that, during the term of this Agreement, it shall not use the Licensed Marks in any manner other than as expressly set forth in this Agreement.

     i. Licensee agrees that Licensor is and shall be the sole owner of all items of Property. Subject to the express requirements of Exhibit A, Exhibit A1, and Exhibit B of this Agreement, the parties agree that Licensor shall have no right to prevent Licensee from using, during or after the term of this Agreement, any fabrics, styles, designs and colors that are standard or traditional in the industry or not primarily associated with the rights licensed to Licensee hereunder and previously under the FRMA.

     j. Following termination of this Agreement, Licensee agrees that it will terminate any and all use of the Licensed Marks in the Manufacturing Territory and in the United States, except as otherwise expressly provided in this Agreement.


4.   QUALITY STANDARDS AND INSPECTION

     a. The parties acknowledge and agree that great value is placed on the Licensed Marks and the goodwill associated therewith, that the consuming public and the industry now associate the Licensed Marks with products of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that all Licensed Products sold hereunder are of the same consistently high quality as Licensed Products previously sold by Licensee. Accordingly, Licensee agrees that all Licensed Products shall be substantially equivalent, in terms of quality, to the products manufactured by Licensee for sale during the Spring and Fall 1996 seasons. Licensor acknowledges that the products bearing the word BOSS manufactured by Licensee for sale during the 1996 Spring and Fall seasons were of sufficiently high quality standards as required by this paragraph. If any Licensed Products fail to conform to the aforementioned quality standards, upon notification from Licensor, Licensee shall discontinue any and all manufacture, shipments and distribution of such non-conforming Licensed Products. For purposes of this Agreement, the parties acknowledge that the quality standards apply only to the sewing, construction and fabric of the Licensed Products.

     b. Licensee agrees to use, in connection with the Licensed Products only, labels, tags, signs, banners, stationery, order forms, business cards and other forms of identification for such products which are consistent with the terms of Exhibit A and Exhibit A2. Licensee agrees that it shall not use the name BOSS in any corporate, partnership or other trade name or as a form of entity identification. Licensee shall not use the word BOSS or authorize any third party to use the word BOSS in connection with the name of any store or retail establishment; provided that nothing in this Section shall be construed as prohibiting use of the Licensed Marks in shop-within-a-shop situations. Licensee may continue its factory outlet operations in proximity to its distribution facilities which are currently located in Milford, Delaware; provided, however, that the word BOSS shall not be used in or as part of the name of the store. Licensee agrees to provide Licensor with written notice of any change in the location of such factory outlet. To the extent Licensee uses and/or provides design layouts and/or fixtures for use in stores or retail establishments, it shall not use design layouts and/or fixtures which are or have been primarily associated with products distributed by Hugo Boss or its other licensees, except those which are traditional or standard in the industry.

     c. For each Designated Manufacturer not previously disclosed to Licensor under the FMRA, Licensee shall notify Licensor, in writing, of the identities of each Designated Manufacturer(s) (including full business name and address), and the locations of all manufacturing, processing and storage facilities in the Manufacturing Territory in which the Licensee or the Designated Manufacturer(s) is manufacturing, processing or storing or intends to manufacture, process or store Licensed Products which is currently manufacturing Licensed Products for Licensee in the Manufacturing Territory. Within thirty (30) days of placing any order for the manufacture of any Licensed Products with a Designated Manufacturer not previously identified to Licensor, Licensee shall notify Licensor, in writing, of the identity of such new Designated Manufacturer, (including full business name and address) and within thirty (30) days after placing any order (other than an initial order for 24,000 units or less) with any such Designated Manufacturer, the locations of all manufacturing, processing and storage facilities in the Manufacturing Territory in which the Licensee or the Designated Manufacturer is manufacturing, processing or storing or intends to manufacture, process or store Licensed Products. Licensee shall, from time to time, provide Licensor promptly with additional such locations as they are utilized. Licensor and its representatives may from time to time, during all reasonable business hours and with prior reasonable notice to Licensee, inspect the operations and facilities of Licensee, the Designated Manufacturer(s) and their agents with respect to performance under this Agreement.

     d. Licensee agrees that it shall comply with all applicable labeling and other laws affecting the manufacture, storage, shipment, labeling and sale of the Licensed Products pursuant to the terms of this Agreement, and at all times otherwise conduct its activities under this Agreement in a lawful manner.

     e. The parties agree that they will not, without the written consent of the other, knowingly seek to obtain products from each other's manufacturers in the Manufacturing Territory or otherwise interfere in each other's lawful relationships with any manufacturers in the Manufacturing Territory.

     f. In order to ensure that Licensor is fully aware of all products Licensee may manufacture in the Manufacturing Territory, Licensee shall not sell or distribute any Licensed Product manufactured, sold or distributed anywhere in the world, unless and until a prototype or a Computer Assisted Design ("CAD") which displays clearly and fully each and every use of the Licensed Marks on such product has been offered to Licensor for inspection. Licensee shall notify Licensor when such prototypes or CADs are available for inspection at Licensee's offices in New York ("Notification of Prototype Availability") and Licensor shall, within ten (10) business days complete its inspection. At the inspection, or at an inspection to be held within fifteen (15) business days after receipt by Licensor of CADs as provided for below, Licensee shall make available representative samples of tags, labels, packaging (including cartons, containers, and wrapping or packing material) and other advertising, promotional or display materials or stationery, sale, documents and other items bearing or using the Mark. Licensor shall, within five (5) business days of implementing its inspection, notify Licensee in writing of any product that Licensor believes fails to meet the terms and conditions of this Agreement including the standards set forth in Exhibit A ("Disputed Garments"). To the extent Licensee intends to rely upon CADs, Licensee may, at its option, ship such CADs to Licensor for its review. Under these circumstances, Licensor shall, within ten (10) business days of receipt of such materials, notify Licensee in writing of any Disputed Garments. In the event there are Disputed Garments, Licensor and Licensee shall then meet to resolve any differences concerning such Disputed Garment and if, after five (5) business days, no resolution has been reached, the matter may be submitted to arbitration according to the procedures set forth in Exhibit H1. Pending resolution of any such arbitration, Licensee shall not manufacture, distribute or sell any such Disputed Garments. Licensor's failure to approve or disapprove any such prototype or CAD, within thirteen (13) business days of notification shall be deemed approval of such prototype or CAD. Licensee shall provide Licensor with a set of prototype garments, CADs or salesperson's samples of each such garment, each in typical or representative color, and each accompanied by a list of colors (by references to Pantone or other technical specification) expected to be used in production, within ten (10) business days of Notification of Prototype Availability. Subject to the express requirements of Exhibit A and Exhibit B, nothing in this Agreement is intended to give Licensor any rights to approve or specify the apparel styling, design, patterns, art work or colors of Licensed Products.

     g. Licensee shall adhere to all prototypes, or CADs reviewed by Licensor. Any minor departure or variance from such prototypes or CADs as to any of the requirements or limitations in Exhibit A and Exhibit B, including but not limited to any change of logo design, must receive the prior written approval of Licensor, which shall not be unreasonably withheld. Prior to receipt of Licensor's approval, Licensee may, solely at its own risk and without prejudice to Licensor, take orders for and/or manufacture such Licensed Products. Should a dispute arise between the parties over such products requiring arbitration, the parties agree that the arbitrator shall not be advised that such garments have been manufactured or that orders have been placed or taken therefor.


     h. Licensee shall notify Licensor in writing regarding any change to Licensee's business that would materially affect the rights, obligations and benefits of Licensor under this Agreement. Licensor shall notify Licensee in writing regarding any change to Licensor's or Hugo Boss' business that would materially affect the rights, obligations and/or benefits of Licensee under this Agreement. The parties acknowledge and agree that any and all information made available in any form to the other party under this Section 4(h) shall be subject in all respects to Section 24(a) hereof concerning confidentiality and that neither party will trade in violation of applicable U.S. securities laws on any such information which has not been publicly disclosed.


     i. Licensee agrees not to manufacture, export, import, ship or distribute from or to any country in the Manufacturing Territory, nor give its permission to any third party to manufacture, export, import, ship or distribute from or to any country in the Manufacturing Territory, Substandard Licensed Products without the prior written approval of Licensor. Substandard Licensed Products shall be defined as damaged or defective merchandise, irregulars, raw material seconds, made-up merchandise, and any products not meeting the quality standards set forth in Section 4(a) above or the logo standards set forth in Exhibit A. Nothing in this Agreement is intended to prevent Licensee from manufacturing or selling seconds and irregulars in the normal and ordinary course of business, consistent with the past practices of Licensee in this regard.

     j. Upon Licensor's written request, Licensee shall furnish without cost to Licensor a reasonable number of random production samples per year of each Licensed Product being manufactured by or on behalf of Licensee hereunder, together with samples of each tag, label, carton, container and packing or wrapping material used in connection therewith.

     k. Licensee shall submit to Licensor any trademark, service mark, logo or name which is to be used in connection with the Licensed Products other than those referenced in Exhibit A. Licensor shall have the right, in its sole reasonable discretion, to refuse to permit the use of any such trademarks, service marks, logos or names.

     l. Licensee shall not use the stitching designs for clothing pockets as depicted in Exhibit E on jeans, trousers, shirts, skirts, dresses, shorts, overalls, jackets, hats or vests or manufacture or distribute any Licensed Products using any pocket stitching design which infringes the designs set forth in Exhibit E. Prior to use, Licensee may submit to Licensor for approval other stitching designs for use on clothing pockets on such garments. In the event Licensee elects not to submit stitching to Licensor for approval Licensee shall indemnify, defend and hold harmless Licensor from and against any and all claims, liabilities and expenses, including reasonable attorney's fees, disbursements and other charges relating to Licensee's use of such unapproved stitching designs.

     m. Licensor and its representatives may, from time to time during all reasonable business hours and with prior reasonable notice to Licensee, inspect the operations and facilities of Licensee with respect to this Agreement.


5.   TERM

     a. This Agreement shall continue in full force and effect until December 31, 2003, when it shall terminate, unless renewed in accordance with the terms below, or unless terminated sooner in accordance with the terms and conditions set forth in this Agreement.


     b. Licensee may, at its sole option, renew this Agreement for a period of two (2) additional years commencing on January 1, 2004, and ending December 31, 2005, if Licensee provides written notice of its intention to extend by no later than June 30, 2003. Licensee may, at its sole option, extend the term of this Agreement for an additional two (2) year period commencing on January 1, 2006, and ending on December 31, 2007, if Licensee provides written notice of its intention to extend by no later than June 30, 2005.


6.   LICENSE FEE AND ROYALTIES

     a. Licensee agrees to pay to Licensor a royalty on Licensed Products as follows:

          (i) For the calendar quarter ending June 30, 1999, Licensee will pay to Licensor on the date hereof Four Hundred Eighty Thousand Dollars ($480,000) as a Minimum Quarterly Royalty Payment and Two Hundred Eighty-One Thousand Dollars ($281,000) in interest in respect of amounts due on the Secured Limited Recourse Promissory Note dated November 5, 1997 issued by Licensee to Licensor and which will be cancelled (the "1997 Note").

          (ii) For the calendar quarter ending September 30, 1999, Licensee will pay to Licensor on or before October 31, 1999 Five Hundred Twenty-Four Thousand Dollars ($524,000) as a Minimum Quarterly Royalty Payment and Two Hundred Eighty-One Thousand Dollars ($281,000) in interest in respect of amounts due on the 1997 Note.

          (iii) For the calendar quarter ending December 31, 1999, Licensee will pay to Licensor within thirty (30) days after December 31, 1999 Seven Hundred Sixty-One Thousand Dollars ($761,000) as a Minimum Quarterly Royalty Payment.


          (iv) Commencing with calendar year 1999, and for each calendar year of the initial term and either extension term of this Agreement thereafter (year 1999 and each calendar year of the initial term and each extension term of the Agreement thereafter being referred to as "Applicable Years"), Licensee will pay to Licensor an annual royalty equal to the "Annual Royalty Amount" (herein defined) for the Applicable Year. "Annual Royalty Amount" means the amount equal to the greater of (A) for Applicable Year 1999, the total of the Minimum Quarterly Royalty Payments required during the Applicable Year in accordance with clauses (i), (ii) and (iii) above and the amount paid for the first calendar quarter in 1999 in the amount of One Million Dollars ($ 1,000,000.00), and for Applicable Years 2000 through 2003, the total of the Minimum Royalty Payments set forth for such Applicable Year on the Minimum Royalty Table (2000-2003) attached hereto as Exhibit F-1 (the "Minimum Annual Royalty" ), or (B) an amount equal to six percent (6%) of Total Net Sales during the Applicable Year (the "Percentage Annual Royalty"). The Annual Royalty Amount for any Applicable Year will be paid quarterly (in arrears) within thirty (30) days after each Quarterly Payment Date in installments equal to the Minimum Quarterly Royalty Payments for such Quarterly Payment Dates as set forth in clauses (i), (ii) and (iii) above and on the Minimum Royalty Table (2000-2003). "Quarterly Payment Dates" means March 31, June 30, September 30 and December 31. For any Applicable Year in which the Percentage Annual Royalty is greater than the Minimum Annual Royalty, Licensee will pay to Licensor the Royalty Adjustment Amount (herein defined) within thirty (30) days after the end of the Applicable Year. "Royalty Adjustment Amount" means, for any Applicable Year in which the Percentage Annual Royalty exceeds the Minimum Annual Royalty, the amount by which the Percentage Annual Royalty exceeds the Minimum Annual Royalty for such Applicable Year.


          (v) The Minimum Annual Royalty during each year of either extension term will be the same amount as, and will be paid in the same manner as, the Minimum Annual Royalty for the year 2002 ($2,580,000) on the Minimum Royalty Table (2000-2003).

     b. At the time of each Annual Royalty Payment, Licensee shall provide to Licensor a written statement illustrating the calculation of the payment due and the volume of all sales for each product covered by Exhibit B, Section I, as modified by Section II. The statement should be certified by an officer of Licensee to be complete and accurate and shall set forth a detailed accounting of the aggregate amount of Licensed Products shipped during the contract year. Licensor may provide, in its sole and reasonable discretion, a statement form, and Licensee agrees to supply the information requested on such form. The parties agree that the form attached hereto as Exhibit F2 is acceptable.


7.   PAYMENT TERMS

     a. Without limiting Licensor's right to terminate this Agreement under
Section 15, below, in the event that Licensee fails to make timely payments to Licensor under this Agreement, Licensee shall pay to Licensor on demand the amounts due with interest at the rate of one and one-half percent (1.5%) per month from the due date until paid. If this rate exceeds the maximum interest rate allowable by law, then interest shall accrue at the maximum rate allowable by law.

     b. All payments required under this Agreement shall be in U.S. Dollars and made payable to the order of "Ambra, Inc."

     c. Acceptance by Licensor of any payments under this Agreement shall not prevent Licensor at any later date within thirty-six (36) months from the date of any payment from disputing the amount owed or from demanding more information from Licensee regarding payments finally due, and such acceptance of any payment by Licensor shall not constitute a waiver of any breach of any term or provision of this Agreement by Licensee if any such breach shall have occurred. Payment by Licensee of any payments under this Agreement shall not prevent Licensee within twelve (12) months from the date of such payment from disputing the amount owed or from demanding from Licensor the repayment of any amounts overpaid by Licensee; provided, however, that Licensee shall be entitled to reimbursement for any overpayment made by Licensee discovered by an audit conducted by Licensor of Licensee's books and records under Section 8(c) herein, notwithstanding the date of any such audit.

     d. Licensee acknowledges and agrees that any manner of payment other than that stated herein, or as required by law, including, without limitation, offsets, payment into an escrow account or to any other third party, shall constitute a material breach of this Agreement.


8.   BOOKS AND RECORDS

     a. Licensee shall keep complete and accurate records of all Licensed Products manufactured, shipped, distributed and sold and of Licensee's activities under this Agreement, and shall make the same readily available to Licensor and its agents and representatives at such reasonable times as Licensor may from time to time request for inspection, copying and extracting.

     b. Such books and records shall be kept in accordance with generally accepted accounting principles, consistently applied, and shall be retained by Licensee and kept available for at least three (3) years after termination of this Agreement for possible inspection, copying, extracting and/or audit by Licensor.

     c. Licensor and its agents and representatives shall have the right to conduct audits with respect to the books, records and all other documents and materials in the possession or under the control of Licensee relating to this Agreement, the cost of which shall be borne by Licensor. Any such audit shall be done during normal business hours and upon reasonable notice to Licensee. If any such audit, however, discloses that royalty payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor during the audited period, Licensee shall immediately pay all unpaid royalties plus interest calculated from the date such payment(s) were actually due until the date when such payment is, in fact, actually made, plus, if payments due to Licensor under this Agreement exceed the amounts of payments actually paid by an amount greater than three percent (3%) of the payments made, Licensee shall immediately pay the cost of the audit, as well. In addition to the foregoing, if any such audit discloses that payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor by an amount greater than ten percent (10%) of the payments made during the audited period ("Major Error Audit"), Licensor shall be entitled, in addition to all other remedies available to it and at its sole option, to an additional payment equal to ten percent (10%) of the full amount of the unpaid royalties. If during an audit of a subsequent period conducted within twelve (12) months of the completion of a Major Error Audit, the payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor by an amount greater than ten percent (10%) of the payments made during the audited period, Licensor shall be entitled, in addition to an additional payment equal to twenty-five percent (25%) of the full amount of the unpaid royalties and all other remedies available to it and at its sole option, to immediately terminate the Agreement.

     d. No later than one hundred twenty (120) days after the close of Licensee's fiscal year, Licensee shall provide Licensor with its annual financial statements, audited or unaudited, prepared by an independent certified accountant. If unaudited, an officer of Licensee shall certify under penalty of perjury that the financial statements are true and correct, and have been prepared in accordance with generally accepted accounting principles, consistently applied.

     e. Licensor agrees that it will maintain in confidence those records of Licensee disclosed to Licensor pursuant to paragraphs 8(a), 8(c), and 8(d) above and any other oral or written confidential information about Licensee's business and product line disclosed to Licensor.

9.   LABELING

     Licensee agrees to use the proper trademark and copyright notices in connection with the Licensed Marks. Upon the execution of this Agreement, Licensee shall no longer place orders for Licensed Products bearing any trademark and copyright notices used prior to execution of the FMRA and will take reasonable steps to ensure that such goods are no longer manufactured in the Manufacturing Territory; provided, however, that Licensee shall not be required to remove prior trademark and copyright notices already affixed to such garments or to unreasonably disrupt work in progress. Where appropriate, such notices shall appear in the screen for any screen-printed design, in the salvage of any fabric, in the neck label or waist label of any Licensed Products, and on any label or tag affixed to the Licensed Products or otherwise attached to the Licensed Products.


10.  OWNERSHIP OF THE MARKS


     a. Licensee agrees that it has no right to ownership in the Licensed Marks and, in furtherance thereof, hereby transfers and conveys all rights, title and interest, if any, in the Licensed Marks to Licensor, and will not at any time represent or authorize a Designated Manufacturer(s) to represent that such manufacturer has any title or right of ownership in the Marks.


     b. Licensee agrees that nothing contained in this Agreement shall give to Licensee or the Designated Manufacturer(s) any right, title or interest in the Licensed Marks except the limited license granted to Licensee herein, that such Licensed Marks are the sole and exclusive property of Licensor and that all such uses by Licensee or the Designated Manufacturer(s) of the Licensed Marks shall inure only to the benefit of Licensor.

     c. Licensee agrees that it will not seek or obtain any registration of the Licensed Marks in any name or participate directly or indirectly in such registration without Licensor's prior written permission. Subject solely to the rights and interest granted herein, Licensee further agrees and acknowledges that if it has obtained or obtains in the future any right, title or interest in the Licensed Marks, or in any marks which contain the word BOSS whether used alone or in combination with other words or symbols or which are confusingly similar to the Licensed Marks, or in any other trademark or service mark owned by Licensor, that Licensee has acted or will act as an agent and for the benefit of Licensor for the limited purpose of obtaining such registrations in the name and on behalf of Licensor. Licensee further agrees to execute any and all instruments deemed by Licensor and/or its attorneys or representatives to be necessary to transfer such right, title or interest to Licensor.

     d. Licensee agrees not to take any action which may in any way impair Licensor's rights in and to the Licensed Marks, including, without limitation, challenging or opposing, or raising or allowing to be raised, either during the term of this Agreement or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the validity of the Licensed Marks or Licensor's rights therein, or any other trademarks or service marks owned by Licensor containing the word BOSS in any manner.

     e. Licensee agrees to reasonably assist Licensor in obtaining and/or maintaining registration for the Licensed Marks including, without limitation, by providing information regarding the Licensed Marks and samples of the Licensed Products.

     f. Licensee acknowledges that materials related to this Agreement and uniquely and specifically associated with the Licensed Marks and/or the Licensed Products (collectively "Works"), whether developed solely by Licensee or jointly with others may qualify for copyright protection under applicable local laws. Licensee agrees that such Works are to be deemed as Works "made for hire" for the benefit of Licensor and that if such Works, by operation of law or otherwise, are not Works "made for Hire," Licensee agrees (i) to assign, and does hereby assign, to Licensor or its designee any and all of Licensee's right, title and interest in the copyright in such Works throughout the world, and (ii) not to seek or obtain registration of such copyright in its own name.


     g. Licensee will and does hereby irrevocably appoint Licensor as its respective attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this Section 10 of this Agreement. Licensor agrees to provide Licensee with copies of all such documents it executes under this
Section 10(g).



11.  INSURANCE

     a. Licensee agrees to obtain and keep in full force and effect, during the term of this Agreement, at its sole cost and expense, a policy of insurance insuring against those risks customarily insured under comprehensive general liability policies including, but not limited to, "product liability" and "completed operations." Such policies of insurance shall have endorsements or coverage with combined single limits of not less than One Million Dollars ($1,000,000) and shall name Licensor as an additional insured thereunder. Licensee shall use reasonable efforts to obtain at a reasonable cost an "advertising" rider and, if such rider is purchased, shall provide that it cannot be canceled without thirty (30) days prior written notice to Licensor. It is also agreed that the "other insurance" clause, if any, will be deleted from such policy, that the insurance under such policy shall be primary, and that other insurance in force is neither primary nor contributing.

     b. Licensee shall provide to Licensor, within thirty (30) days of the Effective Date of this Agreement, a certificate showing proof that such policy of insurance is in effect. In no event shall Licensee manufacture, offer for sale, sell, advertise, promote, ship and/or distribute the Licensed Products prior to the receipt by Licensor of such certificate of insurance.

     c. Licensee agrees to give Licensor, or cause the insurer to give Licensor, as the case may be, thirty (30) days prior written notice of any reduction in limits or termination of such policy of insurance, or of any intention on the part of Licensee not to pay the premium thereof.


12.  NON-TRANSFERABILITY OF RIGHTS

     a. Licensee shall not grant, assign, sublicense or otherwise convey or transfer any rights inuring to Licensee or any obligations or duties owed by Licensee to Licensor under this Agreement, without the prior written consent of Licensor, and any attempted transfer or assignment shall be null and void. Licensor shall consider in good faith any request for such consent and promptly notify Licensee of Licensor's decision, said decision to be in Licensor's sole discretion. Licensee shall have the right to transfer or assign its rights under this Agreement to an affiliate of Licensee (i.e., an entity in control of, controlled by or under common control with Licensee), provided that any such transfer or assignment does not in any way diminish, extinguish, or adversely affect Licensee's obligations to Licensor under this Agreement. Nothing in this
Section 12 is intended to prevent Licensee, its partners or affiliates from offering and selling stock to the public.

     b. Notwithstanding anything to the contrary set forth in this Agreement, Licensee shall be permitted to assign and transfer Licensee's rights under this Agreement to any parent, subsidiary or other affiliate of Licensee if Licensee or its successor in interest remains fully liable for the performance of this Agreement by such assignee or transferee and indemnifies Licensor with respect to any costs and damages Licensor may incur because of such assignment or transfer.

     c. Licensor shall provide Licensee with written notice if Licensor intends to assign or transfer to any third party any of its rights or obligations under this Agreement.

13.  INDEPENDENT CONTRACTOR

     The parties hereby agree that Licensee is and shall be an independent contractor and that no agency (except as specified in Section 10(g)), joint venture or partnership is created by this Agreement. The legal relationship of any person or entity performing services for Licensee shall be one solely between such parties. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.


14.  INDEMNIFICATION

     a. Licensee agrees to indemnify, defend and hold harmless Licensor and Hugo Boss from and against any and all claims paid, liabilities incurred and all other out-of-pocket expenses and costs (including reasonable attorney's fees, disbursement and other charges but excluding lost profits) (collectively referred to as "Expenses") actually incurred by Licensor or Hugo Boss arising out of any breach by Licensee of its obligations under this Agreement or any breach by any Designated Manufacturer of its obligations under its agreement with Licensee, including, without limitation, Expenses incurred by Licensor or Hugo Boss in efforts to stop the manufacture, distribution or sale of unauthorized product bearing the Licensed Marks, or out of any defect whether obvious or hidden and whether or not present in any sample approved by Licensor, in any product bearing a BOSS mark manufactured, distributed or sold by or on behalf of Licensee (regardless of whether such product was manufactured in the Manufacturing Territory or the Sales Territory) under or arising from personal injury or property damage or out of any infringement of any rights of any other person by reason of the design, manufacture, distribution, advertisement, promotion, sale, possession or use of the Licensed Marks or any Licensed Products or Licensee's and Designated Manufacturer(s)' failure to comply with applicable law, regulations and standards.


     b. Licensor agrees to indemnify, defend and hold harmless Licensee from and against any and all claims paid, liabilities incurred and all other Expenses (as defined above) actually incurred by Licensee arising out of any breach by Licensor of its obligations, if any, under this Agreement or Licensor's or Hugo Boss' failure to comply with applicable law, solely attributable to Licensor's or Hugo Boss' direct conduct (and not the conduct of Licensee).



15.  TERMINATION

     a. In the event Licensee commits any of the accelerating acts (defined at Section 15(f)) or fails to make payments required under Section 15(f), Licensor may terminate this Agreement in its entirety.

     b. Licensor may terminate this Agreement as it pertains to any country included in the Manufacturing Territory only upon any of the following events in that country:

          (i) A material breach by Licensee of any of the material terms and conditions of this Agreement as it relates to a particular country, which after due written notice of same from Licensor, remains uncured for a period of thirty (30) days.

          (ii) Licensee's failure to obtain compliance by any Designated Manufacturer(s) with the list of locations required in Section 2(II)(b)(vii)(A) or Section 4(c) It shall not be a breach of this Agreement, if, notwithstanding the reasonable efforts of Licensee, a Designated Manufacturer provides only a partial list of all manufacturing, processing and storage facilities in the territory as required by Sections 2(II)(b)(vii)(A) and 4(c) herein, provided, however, that any such list as is provided includes all significant locations. For purposes of a breach of Licensee's obligation to obtain lists of locations under Section 2(II)(b)(vii)(A) or Section 4(c), a cure may be accomplished by, within thirty (30) days of receipt of a written demand from Licensor, (A) delivering the required lists or (B) termination of all business dealings with the Designated Manufacturer(s) at issue, as soon as commercially feasible; provided however that as of the date of the written demand from Licensor (and until a cure occurs), Licensee shall not enter into any new manufacturing agreements or place any additional orders with such noncomplying Designated Manufacturer(s) without the written consent of Licensor; provided further that such termination shall not relieve Licensee of its obligations to continue to enforce its rights against such Designated Manufacturer(s) for breach of its obligations or Licensee's indemnity obligations to Licensor under this Agreement.

          (iii) Licensee's failure to obtain substantially full compliance by any Designated Manufacturer(s) with the child labor restrictions in Section 2(II)(b)(xxii). For purposes of a breach of Licensee's obligations under
     Section 2(II)(b)(xxii), a cure may be accomplished by, within thirty (30) days of receipt of a written demand, termination of all business dealings with the Designated Manufacturer(s) at issue.

          (iv) Licensee's failure to obtain compliance by any Designated Manufacturer(s) with any of the other material terms and conditions listed in Section 2(II)(b)(i-xxii) which, after due written notice of same from Licensor, remains uncured for a period of thirty (30) days.

     c. Termination shall be effective upon expiration of the applicable cure period, if any, and receipt of written notice from Licensor of such expiration. Upon any such termination, all of the rights and licenses granted hereunder shall terminate. Any such termination by Licensor shall be without prejudice to Licensor's other rights and remedies for breach, including damages.

     d. If permitted under any applicable laws, including U.S. Bankruptcy laws, Licensor may terminate this Agreement immediately upon: (i) the insolvency of Licensee; (ii) the filing of a voluntary petition in bankruptcy for liquidation by Licensee; (iii) the filing of an involuntary petition in bankruptcy for liquidation against Licensee that is not vacated within one hundred twenty (120) days from the date of filing; (iv) the appointment of a receiver or trustee for Licensee, provided that such appointment is not vacated within one hundred twenty (120) days from the date of such appointment; or (v) the execution by Licensee of an assignment for the benefit of all creditors generally.

     e. Licensee shall notify Licensor of any change in ownership of more than fifteen percent (15%) of Licensee's total outstanding equity (on a fully diluted basis) in any transaction or series of related transactions. Licensor may terminate this Agreement upon a Change of Control. For purposes of this Agreement, "Change of Control" shall mean:

          (i) (A) the sale of all or substantially all of the assets of Licensee; (B) the sale of fifteen percent (15%) or more of the equity of Licensee on a nonpublic sale; (C) any merger or consolidation of the Licensee; or (D) the transfer of control (as that term is defined in Rule 405 under Regulation C of the Securities Act of 1933, as Amended), of Licensee in a public offering, in each of the foregoing circumstances (i.e., (i) (A), (B), (C) or (D)) to, or with any one or more of the following entities or persons, or persons or entities under common control or ownership with them: Brookhurst, Inc., Boss Golf Co., William Ott, Nicholas Yacobucci, James Ward, Boss Sportswear
          (USA), Inc., Peter Chan, Paul Lee, Boss Manufacturing Co., American Home Products, Inc., Vista 2000, Inc., G. H. Bass Co., and/or Hugo Bosca; or

          (ii) (A) the sale of all or substantially all of the assets of Licensee; (B) the sale of fifty percent (50%) or more of the equity of Licensee in a nonpublic sale; (C) any merger or consolidation of the Licensee; or (D) the transfer of control (as defined in Section 15(e)(i)) of Licensee in a public offering, in each of the foregoing circumstances (i.e., (ii) (A), (B), (C) or (D)) to, or with any entity engaged in the manufacturing, distribution or sale (other than retail) of clothing in direct competition with Licensor or Hugo Boss, (e.g., Zegna Corp., Donna Karan Corp., Hart, Shaffner & Marx; Calvin Klein Corp., Designer Holdings, Liz Claiborne, or Salant Corp.) Licensor agrees that Licensee, its partners and affiliates, may offer and sell stock to the public and, subject to the provisions of this

          Section 15(e), nothing in this Agreement shall prevent or interfere with Licensee, or its partners or affiliates offering and selling stock to the public.


     f. In addition to the right of termination and all other available remedies, any of the following acts by Licensee during the initial term shall at Licensor's option accelerate all payments that would have been payable pursuant to Section 6 above during the initial term and require the immediate payment by Licensee to Licensor of the sum due and payable throughout the initial term pursuant to Section 6 above, less the cumulative payments made by Licensee to Licensor during this same period under Section 6 above, but in no event shall the payment due be more than $13,423,000: (i) a breach by Licensee of its obligations to make the payments required by Sections 6 and 7 of this Agreement for any year in accordance with the terms of such Sections, which breach, after due written notice of same from Licensor, remains uncured for a period of five
(5) days; (ii) Licensee's failure to manufacture any Licensed Products; (iii) any attempted termination of this Agreement by Licensee, except as expressly permitted by this Agreement or as agreed to by the parties in writing during the initial term of this Agreement; (iv) the manufacture, distribution or sale by Licensee of any product bearing the marks BOSS/HUGO BOSS; HUGO/HUGO BOSS; BALDESSARINI/HUGO BOSS; HUGO BOSS or any other trademarks owned by Licensor or Hugo Boss except those which constitute Licensed Marks for the products listed in Exhibit B, Section I as modified by Section II; (v) the sale by Licensee of any product bearing a BOSS mark outside the United States; (vi) any willful material breach of any term of this Agreement; (vii) any attempt by Licensee other than as requested by Licensor or Hugo Boss to register or otherwise create or establish trademark rights in the word BOSS in its own name after the Effective Date of this Agreement (but excluding any activities undertaken by Licensee in connection with claims against third-parties for past infringements); or (viii) any act described in Section 15(d) of this Agreement (collectively referred to as "Accelerating Acts"). Any Accelerating Act(s) by Licensee during the first option term of this Agreement shall at Licensor's option accelerate payment of all payments payable during the first option term and require the immediate payment by Licensee to Licensor of the sum of the payments due and payable throughout the first option term pursuant to Section 6, less the cumulative payments made by Licensee to Licensor during this period under Section 6 above, but in no event shall the payment due be more than $5,160,000. Any Accelerating Act(s) by Licensee during the second option term of this Agreement shall at Licensor's option accelerate payment of all payments payable during the second option term and require the immediate payment by Licensee to Licensor of the sum of the annual payments due and payable throughout the second option term pursuant to Section 6, in each of the years of the final option term of this Agreement less the cumulative royalty payments made by Licensee to Licensor during this same period under Section 6 above but in no event shall the payment due be more than $5,160,000. The parties agree that this provision is not a liquidated damages provision, but a quantification of the benefit of the bargain to Licensor. In the event Licensee fails to make immediate payment as required by this Section, any award, in arbitration or otherwise, to Licensor for an Accelerating Act(s) of this Agreement by Licensee shall include, but not be limited to, the payment required by this Section, and such other relief as may be appropriate. In the event Licensor exercises its option to demand accelerated payment as set forth above, Licensor shall so notify Licensee in writing.


     g. In addition to all other available remedies, Licensor may, solely at its option and upon written notice to Licensee, terminate this Agreement as it pertains to a particular country in the Manufacturing Territory (other than the United States) if substantial, unauthorized sale or distribution of Licensed Products occurs (i) within any such country and/or (ii) outside any such country (except for the United States) where the unauthorized goods were manufactured, distributed or sold by a Designated Manufacturer(s) in such country and is documented during (i) each of three (3) consecutive quarters (a quarter being defined as any three-month period beginning on January 1, April 1, July 1 or October 1) or (ii) each of three (3) consecutive years.


     h. Licensee shall have the option to terminate this Agreement at any time, upon providing Licensor with ninety (90) days written notice, if all of the following occur: (i) Licensee has used the BOSS mark as required by this Agreement; (ii) Licensee is prohibited: either (a) by a binding order of a court of competent jurisdiction (which order has not been vacated within ninety (90) days of issuance) from using the word BOSS in the Microgramma typestyle and every variation thereof on a substantial portion (by sales volume) of the Licensed Products, or (b) by direction of Licensor from using the word BOSS in the Microgramma typestyle and every variation thereof on a substantial portion (by sales volume) of the Licensed Products with respect to sales in the United States pursuant to Section 2(II)(f); and (iii) there is no reasonable alternative available; provided, however, that if such court order is based upon Licensee's use of the Licensed Marks in a manner that is inconsistent with the requirements of this Agreement, then Licensor, but not Licensee, shall have the option to terminate this Agreement upon ninety (90) days written notice. In the event this Agreement is terminated by Licensee under this Section 15(h), royalties due shall be based on amounts due to the date of termination as provided for in Section 6 above, which shall be calculated on a pro rata basis for any applicable portion of a calendar quarter.


     i. Notwithstanding any other provision of this Agreement, upon termination of this Agreement, Licensee (and its secured inventory lender), shall be entitled, subject to the terms and conditions of this Agreement, on a non-exclusive basis, for a period of nine (9) months from the date of termination, to complete manufacture of Licensed Products in progress on the date of termination, and to export to, and distribute and sell in, the Sales Territory, such completed Licensed Products and any Licensed Products in Licensee's inventory on the date of termination; provided, however, that such rights as are granted herein apply only to orders placed and goods manufactured in the ordinary course of Licensee's business. After the expiration of such nine
(9) month period, Licensee shall completely remove the Licensed

Marks and any and all marks including the word BOSS from any and all products not manufactured before the expiration of such nine (9) month period.


16.  RESULTS OF TERMINATION

     a. Upon termination of this Agreement, subject to the terms of Section 15(i) above, all rights relating to the Licensed Products shall immediately cease and Licensee shall:

          (i) cease the manufacture of the Licensed Products except in accordance with this Section 16;

          (ii) cease all use of the rights licensed under this Agreement;

          (iii) within thirty (30) days of termination, delete and henceforth cease from making any reference to the Licensed Marks in, on or in connection with any advertising, promotional or directory materials, including any reference to having been previously a licensee of Licensor;



          (iv) within ten (10) days of termination, deliver all packaging, labels, tags and other materials and property (other than actual Licensed Products) relating to this Agreement to Licensor; and

          (v) within ten (10) days of termination, furnish Licensor with a full and complete statement setting forth (A) the inventory of Licensed Products manufactured or in the process of manufacture, including the wholesale price thereof, and (B) production and distribution schedules for the Licensed Products.

     b. The termination of this Agreement shall not relieve Licensee of any duties or obligations contained herein including, without limitation, the obligation to pay royalties and interest and furnish required statements; nor shall termination extinguish any rights of Licensor necessary to ensure an expeditious conclusion of this Agreement, including, without limitation, the right to inspect the books, records and facilities of Licensee and the right to obtain prior written consents.


     c. Upon any termination of this Agreement, Licensee shall be liable to Licensor for actual royalties accrued prior to termination and royalties on any goods manufactured after termination under Section 15(i), which royalties shall be calculated on a pro rata basis for any applicable portion of a calendar year. Upon any termination other than termination resulting from a breach by Licensee of this Agreement, Licensee shall be liable to Licensor only for such royalties; provided, however, that nothing in this Section shall affect Licensor's rights or remedies for any post-termination breach by Licensee.



17.  EQUITABLE RELIEF

     The parties acknowledge that it will be impossible to measure in money the damages that would be suffered by one if the other breaches or otherwise fails to comply with the obligations imposed on it pursuant to this Agreement and that, in the event of any such failure, the non-breaching party will be irreparably damaged and will not have an adequate remedy at law. Therefore, notwithstanding any other provision of this Agreement, the non-breaching party shall be entitled to equitable relief, including, without limitation, injunctive relief and/or specific performance to enforce such obligations and, if any action should be brought in equity to enforce any provisions of this Agreement, the breaching party shall not raise the defense that there is an adequate remedy at law. Except as expressly provided in this Agreement, all specific remedies provided for in this Agreement are cumulative and are not exclusive of one another or of any other remedies available at law or in equity.


18.  LEGAL ACTION

     a. Licensee agrees to reasonably cooperate with and assist (and to take reasonable steps to require the Designated Manufacturer(s) to cooperate with and assist) Licensor in protecting and defending the Licensed Marks with Licensor bearing all reasonable out of pocket expenses of Licensee and the Designated Manufacturers thereof (other than as stated below) and shall promptly notify Licensor in writing of any infringements, counterfeiting, claims or actions by others in derogation of the Licensed Marks in the Manufacturing Territory of which Licensee becomes aware; provided, however, that Licensor shall have the sole right to determine whether any action shall be taken on account of such infringements, counterfeiting, claims or actions. Licensee shall not take any action on account of any such infringement, counterfeiting, claim or action without the prior written consent of Licensor, which consent shall not be unreasonably withheld. In the event Licensor grants written permission to Licensee to take action on account of any such infringement, counterfeiting, claim or action, Licensee shall bear all costs and expenses related thereto and shall not settle or otherwise compromise any claim without Licensor's prior written approval, which shall not be unreasonably withheld.

     b. In the event Licensor initiates or defends any legal proceedings on account of any infringements, counterfeiting, claims or actions by others in derogation of the licensed rights, Licensee agrees to cooperate with and assist Licensor to the extent reasonably necessary to protect the licensed rights hereunder including, but not limited to, being joined as a necessary party to such proceedings. Any such legal proceedings which do not result from Licensee's breach of this Agreement shall be initiated or defended by Licensor; provided, however, that each party shall bear its own costs and expenses in any such legal proceedings.

     c. In the event Licensor determines, in its sole discretion, that it is not in the best interest of Licensor to initiate any legal proceedings on account of any such infringements, counterfeiting, claims or action, or in the event Licensor settles or resolves any such proceedings which may be initiated, Licensee shall have no claim against Licensor for damages or otherwise, nor shall the same affect the validity or enforceability of this Agreement.


     d. Licensor shall have the right to record, or continue the recordation of, the Hugo Boss Marks and the Licensed Marks with the Customs Service of the United States. Upon written request from Licensee for Licensor's reasonable cooperation, Licensor shall promptly cooperate with Licensee in its efforts to gain entry into the United States of Licensed Products or components thereof which are manufactured under authority of and in compliance with this Agreement (or previously under the FMRA) in the event the Customs Service detains any such products or components, or raises any question.



19.  NOTICES

     All notices, requests or other communications required or permitted hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 19:


     If to Licensor, to:

          Ambra Inc.
          c/o Hugo Boss  USA Inc.
          645 Fifth Avenue
          New York, New York  10022
          Attention:  Chief Financial Officer
          Telecopier:  212/940-0619

          Hugo Boss  AG
          Dieselstrasse 12
          D-72555 Metzingen
          Federal Republic of Germany
          Attention:  General Counsel
          Telecopier:  49-7123-942018

     With a copy to:

          Coudert Brothers
          1627 I Street, N.W.
          Washington, D.C.  20006
          Attention:  Wendy L. Addiss, Esq.
          Telecopier:  202/775-1168

     If to Licensee, to:

          I. C. Isaacs & Company L.P.
          350 Fifth Avenue
          Suite 1029
          New York, New York  10118
          Attention:  Chairman and Chief Executive Officer
          Telecopier:  212/695-7579

     With a copy to:

          Piper & Marbury L.L.P.
          Charles Center South
          36 South Charles Street
          Baltimore, Maryland  21201-3010
          Attention: Robert J. Mathias, Esq.
          Telecopier:  410/576-1064

     Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.


21.  FOREIGN AND DOMESTIC TAXES AND GOVERNMENT APPROVALS

     a. Licensee agrees to obtain all government approvals and registrations which are required under the laws of the Manufacturing Territory as a result of Licensee's activities in connection with this Agreement and to pay any taxes or fees required by any such foreign or domestic government as a result of Licensee's activities under this Agreement other than any taxes payable by Licensor or its affiliates as a result of its receipt of any payments hereunder.

     b. Licensee agrees to pay one-half (1/2) of the reasonable legal fees necessary to have this Agreement reviewed by an attorney skilled in the laws of any foreign country to which this Agreement relates and modified to conform with local laws, if necessary. Wherever required, Licensee agrees to pay one-half (1/2) of the reasonable legal fees necessary to have Licensee registered as Registered User or a Permitted User of the Licensed Rights. Prior to executing this Agreement, Licensor has given Licensee an estimate of all such anticipated legal fees, and Licensee has had at least ten (10) business days following receipt of such estimate to determine whether it wishes to forego entering into this Agreement as to any country or countries.

     c. Notwithstanding any other provision of this Agreement, Licensee shall not be required to pay fees or expenses which arise out of Licensor's efforts to protect and defend Licensor's intellectual property rights which were not otherwise caused by activities of Licensee in connection with this Agreement.


22.  GOVERNING LAW AND RESOLUTION OF DISPUTES

     a. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder except as to matters involving issues of foreign trademark law, in which case the applicable foreign trademark laws shall be applied. Subject to the provisions of Section 26 below, in the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

     b. Nothing in this Agreement is intended to or shall prevent Licensor and/or Hugo Boss from enforcing any of its rights in any jurisdiction anywhere in the world to prevent the unauthorized manufacture, sale or distribution of Licensed Products or of products bearing Hugo Boss Marks.

23.  BINDING EFFECT

     This Agreement shall be binding on the parties, their parents, subsidiaries, successors and assigns (if any), and they each warrant that the undersigned are authorized to execute this Agreement on behalf of the respective parties.


24.  CONFIDENTIALITY

     a. This Agreement, its terms, conditions and provisions, and the trade secrets, confidential information and property of the parties are strictly confidential and except as provided herein, shall not be disclosed by either party to any other person or entity without the prior written consent of the other party, or as required by law, (i) except financial institutions, (including, but not limited to, investment bankers and underwriters), Designated Manufacturer(s), government officials, attorneys and accountants with which the parties transact business; provided, however, that such third parties agree in writing to abide by the terms of this provision, or (ii) except as appropriate for Licensor to protect and/or enforce the Licensed Marks and Property. Licensor and Licensee further agree that disclosure of this Agreement within their organizations shall be limited to their respective directors, officers and employees with a "need to know" and that except as provided herein third parties will not be advised of the relationship between the parties except as is necessary by law; to carry out the purposes of this Agreement; or to protect the rights of either party. Nothing in this provision is intended to prevent or substantially interfere with Licensee's, its partners, affiliates or its stockholders' ability to make all disclosures required by law pursuant to offering and selling stock to the public. Notwithstanding the provision of this
Section 24(a), in the event of published reports regarding the Agreement or Licensee's relationship with Licensor or Hugo Boss, Licensor, Hugo Boss and Licensee agree to cooperate in good faith to provide appropriate public responses and comments and the parties shall be free to trade accurate public statements which are appropriate to correct or clarify the public record.

     b. Notwithstanding the provisions of Section 24(a) of this Agreement, Licensee may supply to its agents, Designated Manufacturers or appropriate government officials a copy of Exhibit G or convey the information in Exhibit G to such individuals orally. To the extent Licensee is unable to import or export Licensed Products by the actions of any government and Licensee cannot through due diligence and the use of Exhibit G overcome such actions because of the requirements of Section 24(a), Licensor will cooperate with Licensee, including submitting written materials from Licensor or its parent or affiliates as necessary to appropriate government officials, so as to enable Licensee to obtain all necessary clearances; provided, however, that the failure of Licensee to obtain any such clearance shall not give rise to any claim whatsoever against Licensor.

25.  GENERAL PROVISIONS

     a. No waiver or modification of any of the terms or provisions of this Agreement shall be valid unless contained in a written document signed by both parties. No course of conduct of dealing between the parties shall act as a waiver of any provision of this Agreement.

     b. This Agreement, including the entirety of Exhibits A through H1 attached hereto, contains the entire understanding of the parties as to the subject matter herein, and there are no representations, warranties, promises or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties hereto with respect to the subject matter herein. This Agreement shall be construed against both parties equally, regardless of the party that drafted it. Notwithstanding the foregoing, nothing herein shall affect the validity or enforceability of the Settlement Agreement and related documents between the parties which terminated the litigation captioned HUGO BOSS FASHIONS, INC. ET AL. V. BROOKHURST, INC., ET AL., Civil Action No. 93 Civ 0875 (LMM).

     c. If any provision of this Agreement shall be held to be void or unenforceable, such provision will be treated as severable, leaving valid the remainder of this Agreement.


     d. Wherever necessary to carry out the intent of the parties, certain provisions of this Agreement including, without limitation, Sections 3(e) through (j), 8, 10, 14, 15(i) and 16, shall survive the expiration or termination of this Agreement and shall continue in full force and effect.


     e. The parties agree to execute promptly any documents necessary to effectuate the purpose and intent of this Agreement.

     f. Captions and paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in interpreting or construing it.

     g. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


26.  ARBITRATION

     a. In order to expedite the resolution of legal disputes, the parties agree to have disputes arising in connection with this Agreement finally settled in accordance with the rules established in Exhibit H, which decision shall be binding on the parties. The parties further agree that the first such arbitration proceeding initiated by either party shall be conducted at a location and under the auspices and arbitration rules (either the American Arbitration Association Rules or the Rules of Conciliation and Arbitration of the International Chamber of Commerce) selected by the non-complaining party; provided that English shall be the official language of all arbitration proceedings. For all subsequent arbitrations, the selection of location and choice of rules shall alternate between the parties, I.E., if the Licensor is the complaining party in the first arbitration under this Section, Licensee shall select the location and choice of rules for that arbitration and for the third, fifth, seventh, ET SEQ. arbitrations, and Licensor shall select the location and choice of rules for the second, fourth, sixth, ET SEQ. arbitrations. The parties further agree that notwithstanding this provision, either party may, consistent with the provisions of Section 17 herein, seek immediate injunctive relief in court prior to the initiation or pending resolution, of any dispute in arbitration. If the non-prevailing party does not comply with an arbitration decision, the prevailing party therein may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorney's fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case each side shall bear its own costs and attorney's fees. Notwithstanding anything in this Section 26(a), Licensor or Hugo Boss may seek to enforce any of its rights to prevent the unauthorized manufacture, sale or distribution of Licensed Products against any entity in any tribunal anywhere in the world.

     b. Notwithstanding anything in this Agreement, the parties agree that disputes arising under Sections 4(a), 4(f), 4(g), and 4(j) herein, and under Sections 2(I)(a) and 4(b) solely with respect to Licensee's compliance vel non with the terms of Exhibit A as referenced in said Sections, may, at the option of either party, be finally settled in accordance with the expedited arbitration procedures set forth in Exhibit H1, which decision shall be binding on the parties.

     c. The parties agree that any decision required by this Agreement that is committed to a party's "sole discretion" shall not be the subject of arbitration; any decision required by this Agreement that is committed to a party's "sole reasonable discretion" or "reasonable discretion" may be the subject of arbitration.

     d. The parties agree that in any arbitration proceeding brought under this
Section 26 where the interests of justice so require the arbitrator(s) shall have the discretion to require one party to pay some or all of the costs and expenses, including legal fees, incurred by the other party.



27.  HUGO BOSS AG GUARANTY


     Hugo Boss hereby irrevocably and unconditionally guaranties to Licensee the full and timely performance of Licensor's obligations to Licensee under this Agreement.

     IN WITNESS WHEREOF, the parties agree that this Agreement shall take effect as of the date first written above.

                                 AMBRA INC., a Delaware corporation


                                 By: /s/ Vincent Ottomanelli
                                     --------------------------------
                                     Name:  Vincent Ottomanelli
                                     Title: CFO / VP


                                 By: /s/ Jorg-Viggo Muller
                                     --------------------------------
                                     Name:  Jorg-Viggo Muller
                                     Title: Chairman



                                 HUGO BOSS  AG, a corporation of the Federal
                                   Republic of Germany


                                 By: /s/ Werner Beldessarini
                                     --------------------------------
                                     Name:  Werner Beldessarini
                                     Title: Chairman and CEO


                                 By: /s/ Jorg-Viggo Muller
                                     --------------------------------
                                     Name:  Jorg-Viggo Muller
                                     Title: CFO



                                 I.C. ISAACS & COMPANY L.P., a Delaware
                                   limited partnership

                                 By:  I.C. ISAACS & COMPANY, INC., a Delaware
                                      corporation, its general partner

                                 By:  /s/ Robert J. Arnot
                                     --------------------------------
                                      Name: Robert J. Arnot
                                      Title: Chairman and Chief
                                               Executive Officer

                                                                   EXHIBIT 10.63

                                LIST OF EXHIBITS

Exhibit A:   Specifications and limitations on Licensee's use of the Licensed Marks

Exhibit A1:  Price Points

Exhibit A2:  Licensee's Advertising Rules

Exhibit A3:  Licensor's Advertising Rules

Exhibit B:   List of products on which Licensee is permitted to use the Licensed Marks

Exhibit C:   List of countries

Exhibit C1:  List of pending/not filed countries

Exhibit C2:  List of special circumstances

Exhibit D:   List of Licensor Agreements

Exhibit E:   Prohibited stitching designs

Exhibit F1:  Minimum Royalty Table

Exhibit F2:  Royalty calculation sheet

Exhibit G:   Customs letter

Exhibit H:   Non-expedited arbitration provision

Exhibit H1:  Expedited arbitration provisions

                                  Exhibit A

                                  THE MARKS

                                     BOSS

                          (the "Microgramma Typestyle")

                                  [Graphic B]

    In using these Marks on Licensed Products, Licensee will comply with the following:

1. Licensee shall use the phrase "BOSS by I G Design" (or such other name as approved by Licensor) on all interior labels, tags and other interior identifiers, and on all temporary or removable exterior labels, tags, flashers, jokers, hang tags, and similar items, consistent with the rules in section 4 below. In addition, the phrase "by I G Design" shall be prominently visible; this requirement is satisfied when the prominence, use, and format of the phrase "BOSS by I G Design" are similar to the exemplars shown in Attachment 1 to this Exhibit A or as to tops satisfies the criteria set forth in Section 9(a)(iii) below. Notwithstanding the exemplars shown in Attachment 1 to this Exhibit A, for all purposes under this Agreement where the word "BOSS" is smaller than one inch, the ratio of the word "BOSS" to the phrase "by I G Design" shall be no less than 4:1; in all other uses the ratio shall be no less than 5:1.

2. On all Licensed Products other than Bottoms (Bottoms being defined as jeans, casual pants, slacks, trousers, shorts, and overalls and shortalls) Licensee shall use the phrase "BOSS by I G Design" (or such other name as Licensor approves) as a permanent exterior means of identification similar to the exemplars shown in Attachment 1 to this Exhibit A.

3. In addition to the use of the phrase "BOSS by I G Design" (or such other name as approved by Licensor) as required by Section 1 of Exhibit A, Licensee may also use the word "BOSS" without the phrase "by I G Design" permanently affixed to the exterior of any Licensed Product.

4.  On all Bottoms:

    a. All Bottoms will bear either (i) a pocket flasher, (ii) a waist band ticket, or (iii) some other form of temporary, removable exterior identification bearing the phrase "BOSS by I G Design" (or such other name as Licensor approves) or a permanently affixed "BOSS by I G Design" (or such other name as Licensor approves) exterior marking, as illustrated by the exemplars shown in Attachment 1 to this Exhibit A; provided, however, that all temporary removable exterior identification must use the phrase "BOSS by I G Design" as illustrated by the exemplar shown in Attachment 1 to this Exhibit A.

    b. If the word "BOSS" whether used alone or with any other word, is used on fly labels on Bottoms, the letters of the word "BOSS" must be slanted no less than nineteen (19) degrees as shown in Attachment 6B to this Exhibit A.

    c. If the word "BOSS" is used on a signature leather patch on a rear jeans pocket, (i) the word BOSS whether used alone or with any other word except I G Design (or such other name as Licensor approves) will be slanted no less than twenty-four (24) degrees, as illustrated by the examples shown in Attachment 4 to this Exhibit A; or (ii) the phrase "BOSS/I G Design" (or such other name as Licensor approves) will be used in a non-justified 4:1 ratio on the leather patch consistent with the terms of Section 5(d) below;
or (iii) the phrase "Boss/I G Design" (or such other name as Licensor approves) will be otherwise permanently affixed to the garment, similar to the exemplar shown in Attachment 1 of this Exhibit A.

5. Where the word "BOSS" does not appear immediately adjacent to the phrase "I G Design" (or such other name as Licensor approves), the word "BOSS" may appear either in capital letters of equal size, or, if the individual letters comprising B-O-S-S are of different sizes, within seventy-five percent (75%) of any other letter; provided, however, that one or more of the following rules are met:

    a. The word "BOSS" is incorporated into a graphic environment as illustrated by the acceptable exemplars shown in Attachment 2 to this Exhibit A; not all graphic environments are acceptable as illustrated by the unacceptable exemplars shown in Attachment 2 to this Exhibit A; or

    b. All of the letters of "BOSS" are distorted as illustrated by the acceptable exemplars shown in Attachment 3 to this Exhibit A; not all distortions are acceptable as illustrated by the unacceptable exemplars shown in Attachment 3 to this Exhibit A; or

    c. The word "BOSS" appears other than in the Microgramma typestyle, the non-Microgramma typestyle having first been approved in accordance with the provisions of Section 10 of this Exhibit A; or

    d.   All of the letters of "BOSS" are slanted as follows:

         (i) If used with no vertical or angled lines, then no less than twenty-two (22) degrees, as illustrated by the exemplar shown in Attachment 5 to this Exhibit A; or

         (ii) If used with vertical or angled lines as shown in Attachment 6A, then no less than nineteen (19) degrees, as illustrated by the exemplar shown in Attachment 6B of this Exhibit A.

    e. The requirements of this Section 5(a)-(d) do not apply if the word "BOSS" is used with the letters appearing in a vertical (up and down) manner generally consistent with the acceptable exemplars shown in Attachment 7A to this Exhibit A. Not all vertical uses of the word "BOSS" are acceptable as illustrated by the unacceptable exemplar shown in Attachment 7B to this Exhibit A in which case the requirements of this Section 5(a)-(d) apply.

    f.   All of the foregoing rules except 5(d) shall apply to headwear.

    g. In the case of belts, Licensee may use the word "BOSS" alone, without the phrase

"I G Design", (or such other name as approved by Licensor) where the Mark appears only on the belt buckle; where the mark appears elsewhere on the exterior of the belt, it shall incorporate the phrase "I G Design."

6. Any two-line logo or design using the word "BOSS" shall not have justified margins or substantially justified margins.

7. Licensee shall not use words which indicate that its product is the only or first BOSS product, e.g., "authentic," "genuine" or "original," except that Licensee may use such words to directly modify the phrase "I G Design" (or such other name as Licensor approves).

8. Licensee shall not use the terms BOSS AMERICA, BOSS GOLF, GOLF, HUGO BOSS, HUGO, BALDESSARINI, WORLDWIDE, EUROPEAN, TENNIS, SKI, FORMULA 1, MOTORSPORT, WINDSURFING, SAIL, GERMAN or any other words that are similar in sound, sight or meaning, as exemplified in Attachment 8 to this Exhibit A. The parties agree that Licensee may use the phrases "U.S.A." and "United States" on Licensed Products, including in graphic depictions with or near the Marks; provided, however, that such words are not incorporated into a corporate identity, brand, or product extension logo with the word "BOSS." In addition, Licensor, by itself or on behalf of HUGO BOSS AG or Licensee may, from time to time, submit to each other exemplars of logos, designs or decorative motifs which they are using or plan to use in the next selling season, provided that such logos, designs, or decorative motifs shall not have been used by the other party. The party so notified shall not use any such logos, designs or decorative motifs, or anything similar to them in the following selling season, without the other party's written permission; provided, however, that either party may use logos, designs or decorative motifs that are standard in the industry. Notwithstanding the foregoing, Licensee shall not use any design or decorative motif similar to the BOSS SPORT patch shown in Attachment 9 to Exhibit A.

9. For purposes of this Agreement, "Polo shirt" shall mean a pullover shirt for sportswear that is made of knitted fabric and has short or long sleeves and a turnover collar or a round banded collar and placket. In addition to all other rules herein applicable to tops, Licensee may use the word "BOSS" by itself on the exterior of polo shirts only in accordance with the following:

    a. TRADITIONAL BUTTON PLACKET KNIT COLLAR STYLE. To the extent Licensee uses the word "BOSS" by itself on the exterior left breast area of polo shirts with button through plackets, knit turnover collars and traditional coloration and designs, the following rules shall apply:

         (i) on the exterior of men's shirts, the size of the word "BOSS" shall be no smaller than three (3) inches long by five eighths (5/8) inches tall; on the exterior of boys' and women's shirts, the size of the word "BOSS" shall be no smaller than two and three-eighths (2 3/8) inches long by seven sixteenths (7/16) inches tall;

         (ii)    The word "BOSS" shall be slanted no less than 24';

         (iii) The phrase "I G Design" shall be prominently visible. This requirement shall be satisfied by the following: the phrase shall appear and be visible on the outside crease of one sleeve; the typestyle shall be Microgramma; and the size of the letters shall be no less than one fourth the size of the letters used for the word "BOSS" on the exterior left breast.

         (iv) The color of the stitching on the shirt bearing the word "BOSS" on the left breast area and the phrase "I G Design" on the sleeve must be the same and clearly contrast with the color of the shirt fabric, e.g., black on white; red, blue or green on yellow; but not combinations like dark blue on light blue; dark gray on black; dark green on dark blue. Acceptable and unacceptable exemplars are shown in Attachment 10 to this Exhibit A.

    b. ALL OTHER TRADITIONAL STYLES. To the extent Licensee uses the word "BOSS" by itself on the exterior left breast area of polo shirts with non-button through plackets and traditional coloration and designs, the phrase "BOSS by I G DESIGN" required by Section 2 of this Exhibit A shall be located on the top half of the garment and shall be prominently visible. This latter requirement is satisfied when the prominence, use and format of the phrase "BOSS by I G Design" are similar to the exemplars shown in Attachment 1 to this Exhibit A or satisfies the criteria set forth in Section 9(a)(iii) above.

    c. NON-TRADITIONAL STYLES. To the extent Licensee uses the word "BOSS" by itself on polo shirts other than those described in Sections 9(a) and 9(b) of this Exhibit A, no additional rules shall apply.

    d.   Exemplars of acceptable shirts for each category described in this
Section 9(a), 9(b) and 9(c) are depicted in Attachment 11 hereto.

10. Prior to use, Licensee may submit to Licensor for approval typestyles other than Microgramma for the word "BOSS", provided those typestyles are less similar to the typestyles used by Licensor than the Microgramma typestyle used by Licensee. Licensee shall not use any such typestyle unless Licensor, in its sole reasonable discretion, has approved such use in writing.

                                  ATTACHMENT 1
                                  TO EXHIBIT A

- Exemplars of interior and exterior permanent/temporary labels, tags, etc. with acceptable "BOSS by I G Design."

                               BMA - 1368 INFO TAG

                                 [Graphic Logo]


           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                                   BMA - 1241R

                                 [Graphic Logo]

                                  22 DEG. ANGLE
                                  6 TO 1 RATIO


           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                              JR. HANG TAG/BJ-537W

                                      FRONT

                                 [Graphic Logo]


           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                                     BMA-458

                                 [Graphic Logos]


           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                               JR. HANG TAG/BJ-537

                                      BACK

                                 [Graphic Logos]

                                  22 DEG. ANGLE
                                  6 TO 1 RATIO

           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                                 [Graphic Logo]

                                    BMA-1242

                                  22 DEG. ANGLE
                                  6 TO 1 RATIO


           THESE EXEMPLARS DO NOT SUPERSEDE THE RATIO REQUIREMENTS AS
                      OTHERWISE PROVIDED BY THIS EXHIBIT A

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                  ATTACHMENT 2
                                  TO EXHIBIT A

-      Exemplars of acceptable graphic environments.

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Jeans

                             [Graphic Logo] - Jeans

                             [Graphic Logo] - Jeans

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

-      Exemplars of unacceptable graphic environments.

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                  ATTACHMENT 3
                                  TO EXHIBIT A

-      Exemplars of acceptable distorted colors.

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                             [Graphic Logo] - Jeans

                             [Graphic Logo] - Jeans

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                  ATTACHMENT 4
                                  TO EXHIBIT A

-      Exemplars of 24 deg. slant.

                                 [Graphic Logo]

                                  ATTACHMENT 5
                                  TO EXHIBIT A

-      Exemplars of 22 deg. slant.

                                 [Graphic Logo]

                                  ATTACHMENT 6A
                                  TO EXHIBIT A

-      Exemplars of vertical alignment.

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                             [Graphic Logo] - Jeans

                             [Graphic Logo] - Jeans

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                             [Graphic Logo] - Jeans

                                 [Graphic Logo]

                                  ATTACHMENT 6B
                                  TO EXHIBIT A

-      Exemplars of 19 deg. slant.

                                 [Graphic Logo]

                                  ATTACHMENT 7A
                                  TO EXHIBIT A

-      Exemplars of acceptable vertical BOSS logos.

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                  ATTACHMENT 7B
                                  TO EXHIBIT A

-      Exemplars of unacceptable vertical BOSS logos.

                                 [Graphic Logo]

                                  ATTACHMENT 8
                                  TO EXHIBIT A

-      Exemplars of forbidden words.

AMERICAN BOSS
BOSS AMERICAN
BOSS OF AMERICA
BOSS AMERIKA
BOSS AMERICAS
BOSS GOAL
YUGO
HUGE
BALDISSARENE
GLOBAL
CONTINENTAL
EUROPE
BAVARIAN
BAVARIA
GERMANY
INTERNATIONAL

                                  ATTACHMENT 9
                                  TO EXHIBIT A

-      The BOSS Sport Patch

                                 [Graphic Logo]

                                  ATTACHMENT 10
                                  TO EXHIBIT A

- Exemplar of acceptable Coloration for "BOSS by I G Design" on polo shirts.

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

                             [Graphic Logo] - Shirt

- Exemplar of unacceptable coloration for "BOSS by I G Design" on polo shirts.

                             [Graphic Logo] - Shirt

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                 [Graphic Logo]

                                  ATTACHMENT 11
                                  TO EXHIBIT A

Exemplar of acceptable shirts under Exhibit A, Section 9(a).

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

Exemplar of acceptable shirts under Exhibit A, Section 9(b).

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

Exemplar of acceptable shirts under Exhibit A, Section 9(c).

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                              [Graphic Logo]-Shirt

                             EXHIBIT A1

                            PRICE POINTS

1. Licensee shall sell products bearing Licensed Marks and permitted under the schedule contained in Exhibit B that bear wholesale prices prior to any BONA FIDE trade, quantity and early payment discounts and any other credits, no greater than those listed below. Licensor and Hugo Boss shall sell or license others to sell products bearing Hugo Boss Marks and permitted under the schedule contained in Exhibit B that bear wholesale prices prior to any BONA FIDE trade, quantity and early payment discounts and any other credits, no less than those listed below:


----------------------------------------------------------------------------------------------------
                                           LICENSEE'S                      LICENSOR'S/HUGO
                                            MAXIMUM                         BOSS' MINIMUM
                                           WHOLESALE                          WHOLESALE
-----------------------------------------------------------------------------------------------------


All long bottoms except jeans and
warm-up (or jogging) suits
-----------------------------------------------------------------------------------------------------
       Cotton                                    35.00                         25.00
-----------------------------------------------------------------------------------------------------
       Synthetic Blend                           40.00                         35.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

All short bottoms except jeans and
warm-up (or jogging) suits
-----------------------------------------------------------------------------------------------------
       Cotton                                    25.00                         20.00
-----------------------------------------------------------------------------------------------------
       Synthetic Blend                           30.00                         25.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Jeans
-----------------------------------------------------------------------------------------------------
        Basic                                    25.00                         25.00
-----------------------------------------------------------------------------------------------------
        Fashion                                  35.00                         35.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Jean Shorts
-----------------------------------------------------------------------------------------------------
        Basic                                    22.00                         20.00
-----------------------------------------------------------------------------------------------------
        Fashion                                  30.00                         25.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Overalls
-----------------------------------------------------------------------------------------------------
        Short                                    35.00                         35.00
-----------------------------------------------------------------------------------------------------
        Long                                     50.00                         50.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Outerwear
-----------------------------------------------------------------------------------------------------
        Filled                                   80.00                         80.00
-----------------------------------------------------------------------------------------------------
        Lined                                    60.00                         60.00
-----------------------------------------------------------------------------------------------------
        Waterproof                               80.00                         80.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Vest
-----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                           LICENSEE'S                      LICENSOR'S/HUGO
                                            MAXIMUM                         BOSS' MINIMUM
                                           WHOLESALE                          WHOLESALE
-----------------------------------------------------------------------------------------------------


        Filled                                   60.00                         50.00
-----------------------------------------------------------------------------------------------------
        Lined                                    40.00                         40.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Polo Shirts and Knit Tops
-----------------------------------------------------------------------------------------------------
        Basic Short                              25.00                         20.00
-----------------------------------------------------------------------------------------------------
        Basic Long                               30.00                         25.00
-----------------------------------------------------------------------------------------------------
        Fashion Short                            35.00                         30.00
-----------------------------------------------------------------------------------------------------
        Fashion Long                             40.00                         35.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Sweatshirts
-----------------------------------------------------------------------------------------------------
         Basic                                   30.00                         25.00
-----------------------------------------------------------------------------------------------------
         Fashion                                 40.00                         30.00
-----------------------------------------------------------------------------------------------------

Warm-up (or jogging) suits
-----------------------------------------------------------------------------------------------------
         Cotton                                  50.00                         50.00
-----------------------------------------------------------------------------------------------------
         Synthetic                               60.00                         60.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
T-shirts
-----------------------------------------------------------------------------------------------------
         Basic                                   11.00                         11.00
-----------------------------------------------------------------------------------------------------
         Fashion                                 15.00                         15.00
-----------------------------------------------------------------------------------------------------
         Embroidered                             18.00                         15.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Sweaters
-----------------------------------------------------------------------------------------------------
         Basic                                   40.00                         30.00
-----------------------------------------------------------------------------------------------------
         Fashion                                 55.00                         50.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Hats
-----------------------------------------------------------------------------------------------------
          Basic                                  11.00                         11.00
-----------------------------------------------------------------------------------------------------
          Fashion                                15.00                         15.00
-----------------------------------------------------------------------------------------------------
          Baseball Caps                          15.00                         11.00
-----------------------------------------------------------------------------------------------------
          Golf Caps                              15.00                         11.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Woven Shirts
-----------------------------------------------------------------------------------------------------
          Basic Short                            25.00                         25.00
-----------------------------------------------------------------------------------------------------
          Basic Long                             30.00                         30.00
-----------------------------------------------------------------------------------------------------
          Fashion Short                          35.00                         35.00
-----------------------------------------------------------------------------------------------------
          Fashion Long                           40.00                         40.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                                           LICENSEE'S                      LICENSOR'S/HUGO
                                            MAXIMUM                         BOSS' MINIMUM
                                           WHOLESALE                          WHOLESALE
-----------------------------------------------------------------------------------------------------


Children's Apparel
-----------------------------------------------------------------------------------------------------
         Polo Shirts and Knit Tops               20.00                         15.00
-----------------------------------------------------------------------------------------------------
         Sweatshirts                             22.00                         17.00
-----------------------------------------------------------------------------------------------------
         T-shirts                                11.00                          8.00
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Swimwear
-----------------------------------------------------------------------------------------------------
         Basic                                   20.00                         15.00
-----------------------------------------------------------------------------------------------------
         Fashion                                 30.00                         20.00
-----------------------------------------------------------------------------------------------------



2. All price points are expressed in 1997 dollars, except for Children's Apparel and Baseball and Golf Caps which price points are expressed in 1999 dollars. Licensee's price points shall adjust over the term of this Agreement with changes in the rate of inflation applicable to clothing according to the Producer Price Index for Apparel and Other Finished Products Made From Fabrics and Similar Materials. Licensor's and Hugo Boss' price points shall remain as stated herein.

3. To the extent Licensee desires to add additional products to its line, or to the extent either party desires to use fabrics or constructions materially different from those currently being used consistent with the limitations of Exhibit B, the parties will in good faith negotiate reasonable price points applicable to such products.

4. The parties agree that the price points included in this Exhibit A1 are based upon existing market conditions and reasonably foreseeable changes in such market conditions. In the event that market conditions relating to the manufacture, distribution or sale of products contained in Exhibit B should change substantially, to a degree not contemplated by the price points in this Exhibit A1, and such change would result in economic hardship to a party to this Agreement, the parties agree to negotiate in good faith to agree upon reasonable alternative price points. Likewise, each party agrees to consider, at the request of the other party, adjustments to the price points applicable to the requesting party as reasonably agreed to by the parties on a case-by-case basis.

                                 EXHIBIT A2

                             ADVERTISING AND PROMOTION
                                  (LICENSEE)

1. On all advertising and promotional materials for Licensed Products, Licensee may use the word "BOSS", provided the phrase "BOSS by I G Design" appears at least once in accordance with the rules listed in Sections 2, 3 and 4 below of this Exhibit A2.

2. In all print or Internet advertising and promotions for Licensed Products, whether by Licensee, or by retailers, or by any other entity authorized by Licensee, each and every page shall prominently feature "BOSS by I G Design" as illustrated by the acceptable exemplars shown in Attachment 1 to this Exhibit A2.

3. In all radio, television and motion picture advertising for Licensed Products, the first and last time BOSS is shown or mentioned, it shall be as part of the phrase "BOSS by I G Design".

4. In all visual presentations of the phrase "BOSS by I G Design" in advertising and promotions for Licensed Products, including but not limited to print, Internet, television, motion picture, billboards, posters, flyers, in-store signage, point-of-sale displays, sports sponsorships, promotional tie-ins and/or samples, whether by Licensee, or by retailers, or by any other entity authorized by Licensee, the size ratio between "BOSS" and the phrase "I G Design" shall be similar to, and in no event greater than, that shown in Attachment 1 to this Exhibit A2.

5. Licensee shall be entitled to display Licensed Products and people wearing Licensed Products in all advertising and promotional material, provided that such Licensed Products comply with Exhibit A and Exhibit B.

6. Nothing in this Agreement is intended to give Licensor any right to approve or disapprove any aspect of the contents of any advertising other than as expressly set forth above and in Exhibit A and Exhibit B; provided, however, that Licensee shall not use any advertising style or format which is or has been primarily associated with Hugo Boss' advertising of its products other than those which are traditional or standard in the industry.

7. Licensee agrees to take reasonable steps to achieve compliance with this Exhibit A2 in advertising and promotions by retailers and other entities authorized by Licensee including, but not limited to, providing such entities periodically with appropriate guidelines for use of the Licensed Marks consistent with this Agreement. However, acts of retailers and other entities which are beyond the control of Licensee will not constitute a breach of this Agreement.

                                  ATTACHMENT 1
                                  TO EXHIBIT A2

-      Exemplars of BOSS/I G Design.

       For all uses where the word "BOSS" is less than one inch (1"):

                                      (4:1)

                          1/2" STRT.WIDE/LOWER CASE 4-1

                                 [Graphic Logo]

                      1/2" 22(Degree) NARROW/LOWER CASE 4-1

                                 [Graphic Logo]

                         1/2" STRT.NARROW/LOWER CASE 4-1

                                 [Graphic Logo]

                          1/2" STRAIGHT NARROW/CAPS 4-1

                                 [Graphic Logo]

                         1/2" 22(Degree) NARROW/CAPS 4-1

                                 [Graphic Logo]

                             1/2" STRT.WIDE/CAPS 4-1

                                 [Graphic Logo]

                       1/2" 22(Degree) WIDE/LOWER CASE 4-1

                                 [Graphic Logo]

                    1/2" STRT.WIDE/LOWER CASE 4-1

                                 [Graphic Logo]

For all uses where the word "Boss" is one inch (1") or larger:

                                      (5:1)

                          1" 22(Degree) WIDE/LOWER 5:1

                                 [Graphic Logo]

                             1" STRT. WIDE/CAPS 5:1

                                 [Graphic Logo]

                        1"STRT. (Degree) WIDE/LOWER CASE 5:1

                                 [Graphic Logo]

                           1" 22(Degree) WIDE/CAPS 5:1

                                 [Graphic Logo]

                                   EXHIBIT A3

                                  ADVERTISING
                             (LICENSOR AND HUGO BOSS)


1.     In all print or Internet advertising for products listed in Exhibit B,
Section I as modified by Exhibit B, Section II, whether by Licensor, Hugo Boss, or by retailers, or by any other entity authorized by Licensor or Hugo Boss, each and every page shall prominently feature the words "HUGO BOSS", regardless of whether these words appear alone or in connection or combination with any other words.

2. In all radio, television and motion picture advertising for products listed in Exhibit B, Section I as modified by Exhibit B, Section II, the first and last time the word "BOSS" is shown or mentioned, it shall include the phrase "HUGO BOSS", regardless of whether these words appear alone or in connection or combination with any other words.

3. Nothing in this Agreement is intended to give Licensee any right to approve or disapprove any aspect of the contents of any advertising other than as set forth above; provided, however, that Licensor and Hugo Boss shall not use any advertising style or format which is or has been primarily associated with Licensee's advertising of Licensed Products, other than those which are traditional or standard in the industry.

4. Licensor and Hugo Boss agree to take reasonable steps to achieve compliance with this Exhibit A3 in advertising and promotions by retailers and other entities authorized by Licensor or Hugo Boss including, but not limited to, providing such entities periodically with appropriate guidelines for use of the words "HUGO BOSS" consistent with this Agreement. However, acts of retailers and other entities which are beyond the control of Licensor or Hugo Boss will not constitute a breach of this Agreement.

                                        EXHIBIT B



I.   LICENSED PRODUCTS

     A.  MEN'S APPAREL

1. SPORTSWEAR AND ACTIVEWEAR. All sportswear and activewear clothing other than the exclusions listed below. All fabrications may be used.


2. OUTERWEAR. All jackets, coats, vests, capes and ponchos other than the exclusions listed below. Such outerwear garments may be reversible, lined, unlined, filled and/or fabric treated (waterproofed, coated, etc.) and may have detachable sleeves, hoods and/or interlinings. Lengths of such garments shall be 22" to 60". All fabrications may be used except fur (except as trim) and leather (except as trim).

3.   HEADWEAR. All sports hats, visors and caps.


4.   SWIMWEAR. All types of swimwear.


5. JOGGING SUITS. All types of warm-ups and jogging suits of any fabrication.


6. BELTS. Belts bearing the Licensed Marks provided that such belts shall be sold only as part of a Bottom and shall not be made out of leather.


     B.   WOMEN'S APPAREL


1. SPORTSWEAR AND ACTIVEWEAR. All sportswear and activewear clothing for juniors, contemporary, misses and large sizes other than the exclusions listed below. All fabrications may be used.


2. OUTERWEAR. All jackets, coats, vests, capes and ponchos other than the exclusions listed below. Such outerwear garments may be reversible, lined, unlined, filled and/or fabric treated (waterproofed, coated, etc.) and may have detachable sleeves, hoods and/or interlinings. Lengths of such garments shall be 22" to 60". All fabrications may be used except fur (except as trim) and leather (except as trim).


3.   HEADWEAR. All sports hats, visors and caps.

4.   SWIMWEAR. All types of swimwear.


5. JOGGING SUITS. All types of warm-ups and jogging suits of any fabrication.


6. BELTS. All belts bearing the Licensed Marks provided that such belts shall be sold only as part of a Bottom and shall not be made out of leather.


7. OTHER. Women's knit garments to be worn on the upper torso that are either snapped or fixed through the crotch and the top portion of which may be a halter, shoulder strap, short sleeve or long sleeve.


     C.   CHILDREN'S APPAREL


1. CHILDREN'S SPORTSWEAR AND ACTIVEWEAR. All sportswear and activewear clothing other than the exclusions listed below. All fabrications may be used.


2. OUTERWEAR. All jackets, coats, vests, capes and ponchos other than the exclusions listed below. Such outerwear garments may be reversible, lined, unlined, filled and/or fabric treated (waterproofed, coated, etc.) and may have detachable sleeves, hoods and/or interlinings. All fabrications may be used except fur (except as trim) and leather (except as trim).


3.   HEADWEAR. All sports hats, visors and caps.


4.   SWIMWEAR. All types of swimwear.


5. JOGGING SUITS. All types of warm-ups and jogging suits of any fabrication.


6. BELTS. All belts bearing the Licensed Mark provided that such belts shall be sold only as part of a Bottom and shall not be made out of leather.


     D.   OTHER

          All apparel, including uniforms and work clothes, which is intended to be worn solely and exclusively while persons are performing the normal duties of their employment.


II.  PRODUCTS BEARING A BOSS MARK THAT LICENSEE SHALL NOT MANUFACTURE


     A. Notwithstanding the foregoing, the parties agree that Licensed Products do not include any of the following men's, women's or children's apparel:

1. All styles of tailored clothing, furnishings and accessories, including but not limited to tuxedos, gowns and evening wear, sportcoats, blazers, jackets, suits, dress pants, career apparel including blouses, skirts and dresses, raincoats, top coats, dress shirts, ties, dress vests, hosiery (including but not limited to socks, stockings and hose), and leather belts.


2. All types of leather clothing (although leather trim may be used on all products listed in Section 1);


3.   All styles of shoes and other footwear.


4. Clothing designed and sold for the primary purpose of engaging in golf, tennis, skiing, motor sports, windsurfing or sailing.


5. Except as described in Exhibit B Section I.B.7. above, bodywear, including but not limited to underwear (including tee shirts intended to be worn as underwear); loungewear and intimate apparel; and sleepwear and robes.


     B. Unless otherwise agreed to by the parties, Licensed Products shall not include any non-apparel products of any kind.

                                  EXHIBIT C

                        MANUFACTURING RIGHTS GRANTED

BAHRAIN                                PAKISTAN
BANGLADESH                             PERU
BRAZIL                                 PHILIPPINES
CANADA                                 QATAR
COSTA RICA                             REPUBLIC OF SOUTH KOREA
DOMINICAN REPUBLIC                     SAIPAN
EGYPT                                  SAUDI ARABIA
ECUADOR                                SEYCHELLES
HONG KONG                              SINGAPORE
INDIA                                  SOUTH AFRICA
INDONESIA                              SRI LANKA
JAMAICA                                TAIWAN
MACAO                                  THAILAND
MAURITIUS                              TURKEY
MEXICO                                 VIETNAM
MONGOLIA                               UNITED ARAB EMIRATES
OMAN                                   UNITED STATES
PEOPLES REPUBLIC OF CHINA

                              EXHIBIT C1

                  APPLICATIONS PENDING* OR NOT FILED**




BOTSWANA*                        MADAGASCAR*
EL SALVADOR*                     NEPAL**
GUATEMALA*                       REPUBLIC OF MALDIVES**
HONDURAS*
LESOTHO*

                               EXHIBIT C2

                         SPECIAL CIRCUMSTANCES


                                COLOMBIA
                                MALAYSIA

                               EXHIBIT D


        LIST OF LICENSOR AGREEMENTS PURSUANT TO PARAGRAPH 2 (III)(b)


Concurrent Use Agreement between Hugo Boss and Reebok, dated April 1, 1997

Agreement between Hugo Boss and Levi Strauss, dated September 1, 1995

Concurrent Use Agreement between Hugo Boss and Phillips-Van Heusen Corporation, dated January 10, 1995

Concurrent Use Agreement - USA between Hugo Boss AG and Boss Manufacturing Company, dated August 12, 1999

Letter Agreement between Hugo Boss AG and Boss Manufacturing Company, dated August 12, 1999

                               EXHIBIT E
* Prohibited stitching designs.

Int. Cl.25
Prior U.S. Cl.39
                                                       Reg.No.1,139,254
United States Patent and Trademark Office             Registered Sep. 2, 1980
                               TRADEMARK
                          Principal Register

                         [Graphic Logo]-jeans

                         [Graphic Logo]-jeans

                                   EXHIBIT F1

                       MINIMUM ROYALTY TABLE (2000-2003)


                         MINIMUM ROYALTY PAYMENTS FOR

                          APPLICABLE YEARS 2000-2003

         QUARTERLY                 MINIMUM             TOTAL
         PAYMENT                   QUARTERLY           MINIMUM
         DATE                      ROYALTY             ANNUAL
                                   PAYMENT             ROYALTY
                                   (U.S.$)             (U.S.$)
         ---------------------------------------------------------

         March 31, 2000            $810,000
         June 30, 2000             $810,000
         September 30, 2000        $810,000
         December 31, 2000         $810,000            $3,240,000

         March 31, 2001            $810,000
         June 30, 2001             $810,000
         September 30, 2001        $810,000
         December 31, 2001         $810,000            $3,240,000

         March 31, 2002            $645,000
         June 30, 2002             $645,000
         September 30, 2002        $645,000



         December 31, 2002         $645,000            $2,580,000

         March 31, 2003            $520,000
         June 30, 2003             $520,000
         September 30, 2003        $520,000
         December 31, 2003         $520,000            $2,080,000

         ---------------------------------------------------------

                                   EXHIBIT F2

                     CALCULATION OF ANNUAL ROYALTY PAYMENT
                                 CONTRACT YEAR

                                           Territory Net Sales Total Net Sales

TRADEMARKED PRODUCTS
--------------------

1.             Number of Orders Booked
(see attached breakdown)

2.                Invoiced Amounts

                        Less:

3.          Sales taxes, cash discounts,
              returns and allowances

4.                    Shipping

5.       Bad debts (up to 0.5% of the amount
                   shown on line 2)

6.                    Net Sales

ROYALTY PAYMENT DUE

Remittance Enclosed:
Check No._________________

             THE UNDERSIGNED, being the _________________ of I.C. Isaacs & Company L.P., hereby certifies pursuant to Section ______ of the Agreement dated _______________, 1999, by and between _______________ and I.C. Isaacs &
Company L.P., that the information continued in the attached Verification of Licensed Products Sold is true and correct in all material respects as of the date hereof.

SIGNED:________________________________

NAME:__________________________________
Title:_________________________________
Date:__________________________________

                   For the period: January 1 to December 31,


                                                                    ANNUAL
          ITEM                         QUANTITY SOLD            SALES FIGURE ($)
          ----                         -------------            ----------------
Pants, including         Men        __________________        ____________________
slacks & trousers        Women      __________________        ____________________
                         Children   __________________        ____________________

Jeans without belts      Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Jeans with belts         Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Shorts, including        Men        __________________        ____________________
shortalls                Women      __________________        ____________________
                         Children   __________________        ____________________

Jean Shorts              Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Sweatpants               Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Overalls                 Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

T-Shirts                 Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Polo Shirts              Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Tanktops                 Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________




Sweatshirts              Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

All other shirts,        Men        __________________        ____________________
including knit and       Women      __________________        ____________________
woven sportshirts,       Children   __________________        ____________________
tunics, smocks,
beach cover-ups and
pullover style shirts

Sweaters, including      Men        __________________        ____________________
pullover style           Women      __________________        ____________________
                         Children   __________________        ____________________

Warm-up sets and         Men        __________________        ____________________
Jogging Suits            Women      __________________        ____________________
                         Children   __________________        ____________________

Jumpsuits                Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Jackets, including       Men        __________________        ____________________
blousons and parkas      Women      __________________        ____________________
                         Children   __________________        ____________________

Denim Jackets            Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Vests                    Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Coats, including         Men        __________________        ____________________
short coats              Women      __________________        ____________________
                         Children   __________________        ____________________

Rainwear                 Men        __________________        ____________________
                         Women      __________________        ____________________
                         Children   __________________        ____________________

Swimwear, including      Men        __________________        ____________________
swimtanks and            Women      __________________        ____________________
bathing suits            Children   __________________        ____________________




Sports hats,             Men        __________________        ____________________
including caps           Women      __________________        ____________________
                         Children   __________________        ____________________

Sports visors,           Men        __________________        ____________________
including sports         Women      __________________        ____________________
headbands                Children   __________________        ____________________



                                   EXHIBIT G

                                 CUSTOMS LETTER



TO WHOM IT MAY CONCERN:

     I.C. Isaacs & Company L.P., trading as "Boss by I G Design," markets and distributes "BOSS" branded clothing in the United States of America pursuant to a trademark licensed rights in the USA granted by Ambra Inc., a wholly-owned subsidiary of Hugo Boss AG. Ambra, Inc. has authorized I.C. Isaacs & Company L.P. pursuant to a Restated and Amended License Rights Agreement, dated as of October __, 1999, to manufacture "BOSS" branded sportswear in _______________________ for export to the USA only. Therefore, shipments of such "BOSS" branded clothing from _____________________________ co-signed to I.C. Isaacs & Company L.P. for ultimate shipment to the USA are under authority from Ambra and Hugo Boss AG.

     If you wish confirmation of this information, please contact Gert Juergen Frisch, General Counsel, at Hugo Boss AG, (phone)
49-7123-942598/(fax) 49-7123-942018, or _______________________, agent for
Hugo Boss AG, in ______________________________.


Dated:
      ----------------------------


                                         By:
                                            --------------------------------

                                            --------------------------------
                                               Officer of General Partner


ATTENTION: ONLY THE ORIGINAL, EXECUTED VERSION OF THIS LETTER IS VALID, NO
---------
COPIES ARE ACCEPTABLE, AND THE ORIGINAL IS VALID FOR ONLY ONE YEAR FROM THE DATE OF THIS LETTER.

                                 EXHIBIT H

                        NON-EXPEDITED ADR PROCEDURES



     In the event a dispute arises requiring non-expedited ADR procedures, the following procedures shall be followed:

1. The parties shall attempt to resolve disputes arising under this Agreement informally and in the normal course of business, by means of negotiations between employees of the companies responsible for the parties' day-to-day relationship.

2. In the event that either party believes that normal business negotiations have not or are not likely to lead to a timely resolution, either party may at any time without regard to Section 1 above initiate ADR proceedings by notifying the other in writing via facsimile of a demand for ADR proceedings, with a succinct statement of the matters at issue. Notice shall comply with the requirements of Section 19 of this Agreement.

3. Upon receipt of such notification, both parties shall make arrangements for an executive to confer, either in person or, if both agree, by telephone, in an effort to negotiate a resolution of the dispute.

     a. The executives will confer within five (5) business days of the notification, and will work for at least ten (10) additional days to try to reach a negotiated settlement.

     b. By written agreement of both parties, the time period for negotiation may be extended. The time period for negotiation will automatically be extended until one party declares an impasse.

4. If the executive negotiations described in Section 3 of this Exhibit H fail to resolve the matter, then either party may thereafter notify the other party in writing via facsimile that if agreement is not reached, mediation or arbitration will be required. The notifying party shall state whether it elects mediation or arbitration. If mediation is elected, the notified party may within two (2) business days elect instead to proceed directly to arbitration, and will so notify the notifying party. If the notified party takes no action, the matter will proceed to mediation. If arbitration is elected by either party, the matter will proceed directly to arbitration. In the case of arbitration, the party selecting the location and choice of rules of the arbitration as specified under Section 26(a) of this Agreement shall, within ten (10) business days of the election to arbitrate, notify the other party of the selections of location and choice of rules made.

5. In the event of mediation, the parties agree that Jonathan Marks of Marks ADR, Inc. or his designee shall select a mediator within five (5) business days. If Mr. Marks or his designee is unable to select a mediator, the parties shall within ten (10) business days select a mediator based on candidates provided by Marks ADR, Inc., or if Marks ADR, Inc. is unavailable, the American Arbitration Association.

     a. Within two (2) business days of the mediator's selection, the mediator will confer in a joint conference call with representatives of the parties to discuss the issues in dispute and any further preparation needed prior to holding a mediation session. The parties shall defer to the mediator's recommendation about appropriate procedures.

     b. The parties shall attempt to resolve the dispute through mediation for at least twenty (20) business days from the date of the mediator's initial joint telephone conference.

     c. The time period for mediation shall be extended automatically past the initial twenty (20) business days until one party declares in writing an impasse and demands arbitration. If an impasse is declared by either party, the matter shall proceed to arbitration.

                                  EXHIBIT H1

                           EXPEDITED ADR PROCEDURES


     In the event a dispute arises requiring expedited ADR Procedures, the following procedures will be followed:

1. The parties will attempt to resolve disputes arising under this Agreement informally and in the normal course of business, by means of negotiations between employees of the companies responsible for the parties' day-to-day relationship.

2. Either party may at any time request that the parties make arrangements for an executive from each side not directly involved in the underlying dispute to confer, either by telephone or in person, in an effort to negotiate a resolution of the dispute.

3. Although the parties recognize that resolution of disputes through direct negotiation under Sections 1 and 2 of this Exhibit H1 re to be preferred, in the event that either party believes that normal business negotiations are not likely to lead to a timely resolution, either party may at any time without regard to Sections 1 and 2 of this Exhibit H1 initiate expedited ADR proceedings by notifying the other party in writing via facsimile of a demand for expedited ADR proceedings, with a succinct statement of the matters at issue, and by sending the notification and statement to Marks ADR, Inc. Notice will comply with the requirements of
Section 19 of this Agreement.

4. The expedited ADR proceedings will consist of an expedited arbitration unless both parties agree in writing that they wish to pursue mediation, either as a preliminary to arbitration or in parallel to the arbitration proceedings. If the parties agree to pursue mediation, Jonathan Marks or another mediator agreed to by the parties will serve as mediator, and follow such procedures as the mediator and the parties agree to.

5. Unless the parties agree in writing to an alternative approach (as to accommodate mediation or to fit the specifics of a particular dispute), the parties will proceed as follows:

     a. Within one (1) business day (a business day consists of a day, excluding Saturdays, Sundays and all holidays generally recognized in either the United States or the Federal Republic of Germany) of receipt of the demand for expedited ADR proceedings, Marks ADR, Inc. will inform the parties by facsimile of the name of the arbitrator who will handle the case.

     b. The matter will be heard and decided by Jonathan Marks. In the event that Mr. Marks is unavailable, Mr. Marks will designate a neutral for this purpose unless the parties are first able to agree on a substitute neutral.

     c. On the fifth (5th) business day after Marks ADR, Inc. has notified the parties of the arbitrator, the arbitrator will hold a preliminary telephone conference during which the parties will describe the dispute and discuss the procedure for resolving the dispute, including, for example, the need for and content of pre-hearing submissions. To the extent that the parties cannot agree on procedures, the arbitrator will orally inform the parties at the close of the telephone hearing of his procedural decisions. He will confirm those decisions in writing no later than the following business day.

     d. On the sixth (6th) business day after the preliminary telephone conference, unless both parties agree to shorten the time or to extend the time, the arbitrator will hold an in-person hearing to receive evidence and consider arguments relating to the matter; provided, however, that if the parties cannot agree to extend the time and the arbitrator concludes that in the interest of justice the time should be extended, the arbitrator may do so.

          (1) The hearing will be conducted at a time decided by the arbitrator, in either New York City or Washington, the location to be decided by the arbitrator.

          (2)   The arbitrator will not be bound by the rules of evidence.

          (3) The arbitrator will allow each side to present written and oral evidence as they deem appropriate, except that the arbitrator may set time limits to ensure that the hearing is completed within one (1) working day.

          (4) The arbitrator will declare the record closed at the end of the hearing, except that the arbitrator may defer the closing of the record for up to two (2) business days in order to allow the parties to make post-hearing submissions.

          (5) The arbitrator will hand down a binding award within one (1) business day of the close of the record. The award will be accompanied by a statement of reasons. "Statements of reasons" from prior expedited arbitrations may be used by parties to later arbitrations to support their positions.

     e. Except as specifically set out herein, the arbitrator will have sole discretion to determine procedures for the arbitration.